Filed Pursuant to Rule 424(b)(3) Registration No. 333-261820

Prospectus Supplement No. 1

(to Prospectus dated May 5, 2022)

Global Business Travel Group, Inc.

Shares of Class A Common Stock issuable upon exercise of warrants

Shares of Class A Common Stock issuable upon exercise of options

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated May 5, 2022 (as supplemented to date, the “Prospectus”), related to (1) shares of Class A Common Stock, par value $0.0001, per share, of the Company (the “Class A Common Stock”) issuable upon exercise of warrants and (2) shares of Class A Common Stock issuable upon exercise of options, with the information contained in the attached periodic reports filed by the Company with the Securities and Exchange Commission.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Capitalized terms used but not defined in this prospectus supplement will have the meanings given to them in the Prospectus.

The shares of Class A Common Stock and public warrants are traded on the NYSE under the symbols “GBTG” and “GBTG WS,” respectively. On June 13, 2022, the closing price of the Class A Common Stock was $6.31 per share, and the closing price of the public warrants was $1.10 per share.

Investing in our securities involves risks. You should carefully consider the risk factors described in “Risk Factors” beginning on page 60 of the Prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 14, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(MARK ONE)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended March 31, 2022

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to

Commission file number: 001-39576

APOLLO STRATEGIC GROWTH CAPITAL
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-0598290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor New York, NY 10019
(Address of principal executive offices)

(212) 515-3200
(Issuer’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.00005 par value, and one-third of one warrant	APSG.U	New York Stock Exchange
Class A ordinary shares	APSG	New York Stock Exchange
Warrants	APSG WS	New York Stock Exchange

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 1(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☒ No ☐

As of May 9, 2022, there were 81,681,000 Class A ordinary shares, par value $0.00005 per share, and 20,420,250 Class B ordinary shares, par value $0.00005 per share, issued and outstanding.

APOLLO STRATEGIC GROWTH CAPITAL

FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2022

Page
PART I - FINANCIAL INFORMATION	1
Item 1. Financial Statements.	1
Condensed Balance Sheets as of March 31, 2022 and December 31, 2021	1
Condensed Statements of Operations (Unaudited) For the Three Months Ended March 31, 2022 and For the Three Months Ended March 31, 2021	2
Condensed Statements of Changes in Shareholders’ Deficit (Unaudited) For the Three Months Ended March 31, 2022 and For the Three Months Ended March 31, 2021	3
Condensed Statements of Cash Flows (Unaudited) For the Three Months Ended March 31, 2022 and For the Three Months Ended March 31, 2021	4
Notes to Unaudited Condensed Financial Statements	5
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	23
Item 3. Quantitative and Qualitative Disclosures About Market Risk	27
Item 4. Controls and Procedures	27
PART II - OTHER INFORMATION	29
Item 1. Legal Proceedings.	29
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.	29
Item 3. Defaults Upon Senior Securities.	30
Item 4. Mine Safety Disclosures.	30
Item 5. Other Information.	30
Item 6. Exhibits	31
PART III - SIGNATURES	32

i

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

Apollo Strategic Growth Capital

(formerly known as APH III (Sub I), Ltd.).

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash	$80,242	$161,277
Prepaid expenses	336,193	495,915
Total current assets	416,435	657,192

Investments held in Trust Account	817,678,426	817,356,537
Total assets	$818,094,861	$818,013,729

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued offering costs	$5,594,897	$6,560,426
Advances from related party	4,258,589	2,040,211
Note payable - Sponsor	5,800,000	5,800,000
Total current liabilities	15,653,486	14,400,637

Derivative warrant liabilities	60,098,285	55,943,533
Deferred underwriting compensation	28,588,350	28,588,350
Total liabilities	104,340,121	98,932,520

Commitments and contingencies (Note 7)

Temporary Equity:
Class A ordinary shares subject to possible redemption, 81,681,000 shares (at $10.00 per share) as of March 31, 2022 and December 31, 2021	816,810,000	816,810,000

Shareholders’ deficit:
Preferred shares, $0.00005 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Class A ordinary shares, $0.00005 par value, 300,000,000 shares authorized, none issued and outstanding excluding the shares subject to possible redemption	—	—
Class B ordinary shares, $0.00005 par value, 60,000,000 shares authorized, 20,420,250 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1,021	1,021
Additional paid-in capital	—	—
Accumulated deficit	(103,056,281)	(97,729,812)
Total shareholders’ deficit	(103,055,260)	(97,728,791)
Total liabilities, temporary equity and shareholders’ deficit	$818,094,861	$818,013,729

See accompanying notes to unaudited interim condensed financial statements

Apollo Strategic Growth Capital

(formerly known as APH III (Sub I), Ltd.)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2022	2021
REVENUE	$—	$—

EXPENSES
Administrative fee – related party	50,001	50,647
General and administrative	1,441,567	4,592,167
TOTAL EXPENSES	1,491,568	4,642,814

OTHER INCOME (EXPENSES)
Investment income from Trust Account	321,889	141,517
Interest expense	(2,038)	(615)
Change in fair value of derivative warrant liabilities	(4,154,752)	24,785,058
TOTAL OTHER INCOME (EXPENSES)	(3,834,901)	24,925,960

Net (loss) income	$(5,326,469)	$20,283,146

Weighted average number of Class A ordinary shares outstanding, basic and diluted	81,681,000	81,681,000
Basic and diluted net (loss) income per Class A ordinary share	$(0.05)	$0.20

Weighted average number of Class B ordinary shares outstanding, basic and diluted	20,420,250	20,420,250
Basic and diluted net (loss) income per Class B ordinary share	$(0.05)	$0.20

See accompanying notes to unaudited interim condensed financial statements

Apollo Strategic Growth Capital

(formerly known as APH III (Sub I), Ltd.)

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Class B		Additional
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2021	20,420,250	$1,021	$—	$(97,729,812)	$(97,728,791)

Net loss	—	—	—	(5,326,469)	(5,326,469)
Balance as of March 31, 2022	20,420,250	$1,021	$—	$(103,056,281)	$(103,055,260)

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Class B		Additional
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2020	20,420,250	$1,021	$—	$(103,929,702)	$(103,928,681)

Net income	—	—	—	20,283,146	20,283,146
Balance as of March 31, 2021	20,420,250	$1,021	$—	$(83,646,556)	$(83,645,535)

See accompanying notes to unaudited interim condensed financial statements

Apollo Strategic Growth Capital

(formerly known as APH III (Sub I), Ltd.)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months
	Ended
	March 31,
	2022	2021
Cash Flows From Operating Activities:
Net (loss) income	$(5,326,469)	$20,283,146
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Investment income earned on investment held in Trust Account	(321,889)	(141,517)
Change in fair value of derivative warrant liabilities	4,154,752	(24,785,058)
Changes in operating assets and liabilities:
Prepaid expenses	159,722	150,174
Accounts payable and accrued expenses	(965,529)	4,138,691
Advances from Related Parties	2,218,378	—
Net Cash Used In Operating Activities	(81,035)	(354,564)

Cash Flows From Financing Activities:
Proceeds from Sponsor note	—	800,000
Repayment of advances from Sponsor	—	(371,767)
Net Cash Provided By Financing Activities	—	428,233

Net change in cash	(81,035)	73,669
Cash at beginning of period	161,277	257,872
Cash at end of period	$80,242	$331,541

See accompanying notes to unaudited interim condensed financial statements

Apollo Strategic Growth Capital

(formerly known as APH III (Sub I), Ltd.)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1  — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Organizational and General

Apollo Strategic Growth Capital (formerly known as APH III (Sub I), Ltd.) (the “Company”) was initially incorporated in Cayman Islands on October 10, 2008 under the name of APH III (Sub I), Ltd. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”).On August 6, 2020, the Company formally changed its name to Apollo Strategic Growth Capital.

At March 31, 2022, the Company had not commenced any operations. All activity for the period from October 10, 2008 through March 31, 2022 relates to the Company’s formation and the initial public offering (the “Public Offering”) described below and search for a target company. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the net proceeds derived from the Public Offering.

Sponsor and Public Offering

On October 6, 2020, the Company consummated the Public Offering of 75,000,000 units, $0.00005 par value at a price of $10.00 per unit (the “Units”) generating gross proceeds of $750,000,000 which is described in Note 4. APSG Sponsor, L.P., a Cayman Islands limited partnership (the “Sponsor”), purchased an aggregate of 11,333,334 private placement warrants (“Private Placement Warrants”) at a purchase price of $1.50 per warrant, or approximately $17,000,000 in the aggregate, in a private placement simultaneously with the closing of the Public Offering. Upon the closing of the Public Offering and the private placement on October 6, 2020, $750,000,000 was placed in a trust account (the “Trust Account”) (discussed below). Transaction costs amounted to $41,389,428 consisting of $15,000,000 of underwriting fees, $26,250,000 of deferred underwriting fees payable (which are held in Trust Account with Continental Stock Transfer and Trust Company acting as trustee) and $139,428 of Public Offering costs. These costs were charged to temporary equity upon completion of the Public Offering. As described in Note 4, the $26,250,000 deferred underwriting fee payable is contingent upon the consummation of an Initial Business Combination by October 6, 2022 (or by January 6, 2023 if the Company has executed a letter of intent, agreement in principle or definitive agreement for the Initial Business Combination by October 6, 2022) (the “Completion Window”). In addition, $2,344,508 of costs were allocated to the Public Warrants and Private Placement Warrants and were included in the statement of operations as a component of other income/(expense).

On November 10, 2020, the Company consummated the closing of the sale of 6,681,000 additional Units at a price of $10 per unit upon receiving notice of the underwriters’ election to partially exercise their overallotment option (“Overallotment Units”), generating additional gross proceeds of $66,810,000 and incurred additional offering costs of $3,674,550 in underwriting fees. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 890,800 Private Placement Warrants to the Sponsor, generating gross proceeds of $1,336,200. Of the additional $3,674,550 in underwriting fees, $2,338,350 is deferred until the completion of the Company’s Initial Business Combination. As a result of the underwriters’ election to partially exercise their overallotment option, 1,142,250 Founder Shares were forfeited.

The Company intends to finance its Initial Business Combination with proceeds from the Public Offering, the Private Placement, debt or a combination of the foregoing.

Trust Account

The proceeds held in the Trust Account are invested only in U.S. government securities with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest only in direct U.S. government treasury obligations, as determined by the Company. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. At March 31, 2022, the proceeds of the Public Offering were held in U.S. government securities, as specified above.

The Company’s amended and restated memorandum and articles of association provides that, other than the withdrawal of interest to pay its tax obligations (the “Permitted Withdrawals”), and up to $100,000 of interest to pay dissolution expenses none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any Class A ordinary shares included in the Units (the “Public Shares”) sold in the Public Offering that have been properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to affect the substance or timing of its obligation to redeem 100% of such Public Shares if it has not consummated an Initial Business Combination within the Completion Window, or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within the Completion Window. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination. See “Recent Developments” below and “Item 1.Business” of our Annual Report for the year ended December 31, 2021 for more information regarding the pending Initial Business Combination with GBT JerseyCo Limited.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to make Permitted Withdrawals or (ii) provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to make Permitted Withdrawals. The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under New York Stock Exchange (“NYSE”) rules. If the Company seeks shareholder approval, it will complete its Initial Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Initial Business Combination. In the event that the redemption of the Company’s Public Shares would cause its net tangible assets to be less than $5,000,001, the Company would not proceed with the redemption of its Public Shares.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a shareholder will have the right to redeem his, her or its Public Shares for an amount in cash equal to his, her or its pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to make Permitted Withdrawals. As a result, such Public Shares are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity. ”

Pursuant to the Company’s amended and restated memorandum and articles of association, if the Company is unable to complete the Initial Business Combination within the Completion Window, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to make Permitted Withdrawals (less up to $100,000 of such net interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Completion Window. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquire Class A ordinary shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of ordinary share, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Going Concern Considerations, Liquidity and Capital Resources

As of March 31, 2022, the Company had investments held in the Trust Account of $817,678,426 principally invested in U.S. government securities. Interest income on the balance in the Trust Account may be used by the Company to pay taxes, and to pay up to $100,000 of any dissolution expenses. As of March 31, 2022, the Company does not have sufficient liquidity to meet its future obligations. As of March 31, 2022, the Company had a working capital deficit of approximately $15.2 million, current liabilities of $15.7 million and had cash of approximately $80,000.

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, excluding the deferred underwriting commissions, to complete its Initial Business Combination. To the extent that capital stock or debt is used, in whole or in part, as consideration to complete the Initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue growth strategies. If an Initial Business Combination agreement requires the Company to use a portion of the cash in the Trust Account to pay the purchase price or requires the Company to have a minimum amount of cash at closing, the Company will need to reserve a portion of the cash in the Trust Account to meet such requirements or arrange for third-party financing.

The Company is required to complete an Initial Business Combination within the Completion Window. If the Company is unable to complete an Initial Business Combination within the Completion Window, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefore, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The underwriters have agreed to waive their rights to their deferred underwriting commissions held in the Trust Account in the event the Company does not complete an Initial Business Combination within the Completion Window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of the public shares.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these condensed financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an Initial Business Combination, the mandatory liquidation and subsequent dissolution raises substantial doubt about the ability to continue as a going concern. Management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until a potential business combination or up to the mandatory liquidation as stipulated in the Company’s amended and restated memorandum of association. The accompanying condensed financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.

Recent Developments

GBT Business Combination

On December 2, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with GBT JerseyCo Limited (“GBT”), a company limited by shares incorporated under the laws of Jersey, pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement, GBT will become direct subsidiary of the Company, with us being renamed “Global Business Travel Group, Inc.” (“PubCo”) and conducting its business through GBT in an umbrella partnership-C corporation structure (an “Up-C structure”).

Pursuant to, and in accordance with the terms, and subject to the conditions, of the Business Combination Agreement, the Company will change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by effecting a deregistration under the Cayman Islands Companies Act (2021 Revision), as amended, and a domestication under Section 388 of the General Corporation Law of the State of Delaware, as amended.

Earnout

Pursuant to the Business Combination Agreement and on the terms and subject to the conditions thereof, the holders of GBT Ordinary Shares, GBT Preferred Shares, GBT Profit Shares, GBT MIP Shares and certain legacy GBT MIP Options will also receive an aggregate of 15,000,000 “earnout” shares in the form of equity interests of GBT following the Closing.

PIPE Subscription Agreements

On December 2, 2021, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “PIPE Subscription Agreements”) with certain strategic and institutional investors, including the Sponsor (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe, immediately prior to the Closing, an aggregate of 33,500,000 shares of Domesticated Acquiror Class A Common Stock at a cash purchase price of $10.00 per share for an aggregate purchase price equal to $335 million (the “PIPE Investment”). Of the 33,500,000 shares of Domesticated Acquiror Class A Common Stock to be issued pursuant to the PIPE Subscription Agreements, the Sponsor has agreed to purchase 2,000,000 shares of Domesticated Acquiror Class A Common Stock on the same terms and conditions as the other PIPE Investors at a price of $10.00 per share.

Acquiror Class B Common Stock Subscription Agreement

In connection with the Business Combination Agreement, PubCo and GBT will enter into a subscription agreement (the “Acquiror Class B Common Stock Subscription Agreement”) pursuant to which PubCo will issue and sell to GBT, and GBT will subscribe for and purchase from PubCo, shares of Domesticated Acquiror Class B Common Stock (the “GBT Subscription”) in exchange for the amount which equals the product of (a) $0.0001 per share and (b) the aggregate number of shares of Domesticated Acquiror Class B Common Stock to be subscribed for by GBT (the “Acquiror Class B Common Stock Purchase Price”).

Acquiror Subscribed Ordinary Shares Subscription Agreement

In connection with the Business Combination Agreement, GBT and PubCo will enter into a subscription agreement (the “Acquiror Subscribed Ordinary Shares Subscription Agreement”) pursuant to which GBT will issue and sell to PubCo, and PubCo will subscribe for and purchase from GBT, OpCo A Ordinary Shares and one OpCo Z Ordinary Share in exchange for the Acquiror Subscribed Ordinary Shares Purchase Price.

Acquiror Class B Common Stock Distribution Agreement

In connection with the Business Combination Agreement, GBT and the Continuing JerseyCo Owners will enter into a distribution agreement (the “Acquiror Class B Common Stock Distribution Agreement”) pursuant to which, following the GBT Subscription, GBT will distribute to the Continuing JerseyCo Owners, and each Continuing JerseyCo Owner will accept from GBT, the shares of Domesticated Acquiror Class B Common Stock that GBT acquired in connection with the GBT Subscription, in partial consideration for the redemption and cancellation of the GBT Ordinary Shares held by the Continuing JerseyCo Owners.

Sponsor Support Agreement

In connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, members of our board of directors and management (the “Insiders”) and GBT entered into a support agreement (the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, the Sponsor and each Insider agreed to, among other things, vote or cause to be voted, all of the Acquiror Cayman Shares beneficially owned by it, at the Special Meeting: (i) in favor of all the Shareholder Proposals, (ii) against any competing transaction, (iii) against any change in the business, our management or board of directors that would reasonably be expected to adversely affect our ability to consummate the Transactions or is otherwise inconsistent with any of our obligations under the Business Combination Agreement, and (iv) against any other proposal, agreement or action that would reasonably be expected to (a) impede, frustrate, prevent or nullify, or materially delay or materially impair our ability to perform our obligations under, any provision of the Business Combination Agreement or the transaction documents, (b) result in any of the conditions to Closing not being satisfied or (c) result in our breach of any covenant, representation or warranty or other obligation or agreement under the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor or the Insiders contained in the Sponsor Support Agreement. The Sponsor and each Insider also agreed not to redeem any of the Acquiror Cayman Shares beneficially owned by them in connection with the Transactions or sell any of their Acquiror Cayman Shares, Acquiror Cayman Units or Acquiror Cayman Warrants (other than to certain permitted transferees) during the pre-Closing period. Further, the Sponsor and each Insider have agreed to comply with certain provisions of the Business Combination Agreement, including the provisions regarding non-solicitation, confidentiality and publicity, as if they were APSG with respect to such provisions, and to execute and deliver all documents and take all actions reasonably necessary by them for us to comply with its obligations relating to regulatory approvals in the Business Combination Agreement.

Sponsor Side Letter

In connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, the Insiders, APSG and GBT entered into a letter agreement (the “Sponsor Side Letter”). Pursuant to the Sponsor Side Letter, the Sponsor and each Insider has agreed not to transfer (other than to certain permitted transferees), subject to certain transfer restrictions (i) any shares of Domesticated Acquiror Class A Common Stock issued to each of them at the Closing, and (ii) any of the Domesticated Acquiror Warrants (or any shares of Domesticated Acquiror Class A Common Stock issued or issuable upon exercise of the Domesticated Acquiror Warrants) issued to each of them at the Closing until 30 days after the Closing.

In addition, pursuant to the Sponsor Side Letter, the Sponsor has agreed that 13,631,318 of the shares of Domesticated Acquiror Class A Common Stock issued to the Sponsor at the Closing (the “Sponsor Shares”) will immediately vest without restrictions and 6,713,932 of the Sponsor Shares will be deemed unvested subject to certain triggering events to occur within five years from Closing.

Company Holders Support Agreement

In connection with the Business Combination Agreement, on December 2, 2021, the Continuing JerseyCo Owners and GBT entered into a support agreement (the “Company Holders Support Agreement”). Pursuant to the Company Holders Support Agreement, each of the Continuing JerseyCo Owners agreed to, among other things, during the pre-Closing period, execute, deliver or otherwise grant any action by written consent, special resolution or other approval, or vote or cause to be voted at any meeting of shareholders of GBT: (i) in favor of any such consent, resolution or other approval, as may be required under the organizational documents of GBT or applicable law or otherwise sought with respect to the Business Combination Agreement or the Transactions and (ii) against any competing transaction and any other proposal, agreement or action that would reasonably be expected to (a) prevent or nullify, or materially delay or materially impair the ability of GBT to perform its obligations under, any provision of the Business Combination Agreement or the transaction documents, (b) result in any of the conditions to Closing not being satisfied or (c) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Continuing JerseyCo Owners contained in the Company Holders Support Agreement. Each of the Continuing JerseyCo Owners also agreed not to sell any of its GBT Ordinary Shares, GBT Preferred Shares or GBT Profit Shares (other than to certain permitted transferees) during the pre-Closing period. Further, each Continuing JerseyCo Owner has agreed to comply with certain provisions of the Business Combination Agreement, including the provisions regarding non-solicitation and publicity, as if they were GBT with respect to such provisions, and to execute and deliver on the date of Closing, the Shareholders Agreement, the Acquiror Class B Common Stock Distribution Agreement, the Exchange Agreement (as defined below) and the Amended and Restated Registration Rights Agreement (as defined below).

Additionally, each Continuing JerseyCo Owner has agreed not to transfer, until the 180th day following the Closing (the “UW Lock-Up Release Date”), any equity securities of PubCo or GBT (subject to certain permitted exceptions); provided, that if the final determination of the Post-Closing Equity Adjustment has not occurred prior to the expiration of the UW Lock-Up Release Date, then each Continuing JerseyCo Owner agrees to retain and not transfer at least 5% of each class of securities of each of PubCo and GBT (subject to certain permitted exceptions) that it receives in connection with the Closing, from the UW Lock-Up Release Date until the completion of the implementation of the adjustments set forth in the Business Combination Agreement in connection with the Post-Closing Equity Adjustment.

Amex Holdco and its affiliates have also agreed to use their reasonable best efforts to enter into definitive agreements with GBT in respect of certain commercial arrangements.

Amended and Restated Registration Rights Agreement

At the Closing, PubCo, the Sponsor, the Insiders and the Continuing JerseyCo Owners (collectively, the “Holders”) will enter into an amended and restated registration rights agreement pursuant to which, among other things, PubCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Domesticated Acquiror Class A Common Stock and other equity securities of PubCo that are held by the Holders from time to time (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, PubCo will be required to submit or file with the SEC, within (i) 30 calendar days after the Closing, or (ii) 90 calendar days following PubCo’s most recent fiscal year end if the audited financials for the year ended December 31, 2021 are required to be included, a Shelf covering the issuance and the resale of all such registrable securities on a delayed or continuous basis, and to use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 90 calendar days if the SEC notifies PubCo that it will “review” the Shelf) after the filing thereof and (ii) the 10th business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf will not be “reviewed” or will not be subject to further review.

Exchange Agreement

At the Closing, PubCo, GBT and the Continuing JerseyCo Owners will enter into an exchange agreement (the “Exchange Agreement”), giving the Continuing JerseyCo Owners (or certain of their permitted transferees) the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their OpCo B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Domesticated Acquiror Class B Common Stock) for shares of Domesticated Acquiror Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or certain limited circumstances.

Shareholders Agreement

At Closing, PubCo, GBT, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and Expedia will enter into a shareholders agreement (the “Shareholders Agreement”). The Shareholders Agreement will set forth certain agreements with respect to, among other matters, transfers of equity securities of PubCo and GBT, the governance of PubCo and GBT, tax distributions that GBT will make to PubCo and the Continuing JerseyCo Owners and certain information rights of the Continuing JerseyCo Owners.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed. As such, the information included in these condensed financial statements should be read in conjunction with the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 1, 2022. In the opinion of the Company’s management, these condensed financial statements include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the financial position of the Company as of March 31, 2022 and its results of operations and cash flows for the three months ended March 31, 2022. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2022.

Use of Estimates

The preparation of condensed financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Offering Costs Associated with the Public Offering

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs of $800,877 consist principally of costs incurred in connection with formation and preparation for the Public Offering. These costs, together with the underwriter discount of $44,924,550, were charged to temporary equity upon completion of the Public Offering and exercise of the underwriters’ overallotment option.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2022 and December 31, 2021, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.

Effective with the closing of the Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital.

At March 31, 2022, the Class A ordinary shares reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$816,810,000
Less:
Proceeds allocated to Public Warrants	(39,745,978)
Class A ordinary shares issuance costs	(44,871,756)
Plus:
Accretion of carrying value to redemption value	84,617,734
Class A ordinary shares subject to possible redemption	$816,810,000

During the three months ended March 21, 2022, the Company did not make any adjustments to the redemption value of the Class A shares subject to possible redemption.

Income Taxes

ASC 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. There were no unrecognized tax benefits as of March 31, 2022 and December 31, 2021. Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s condensed financial statements.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of ASC 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share and allocates income/loss on a pro rata basis. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of March 31, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share for the three months ended March 31, 2022 and 2021.

	Three Months Ended		Three Months Ended
	March 31, 2022		March 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$(4,261,175)	$(1,065,294)	$16,226,517	$4,056,629
Denominator:
Basic and diluted weighted average shares outstanding	81,681,000	20,420,250	81,681,000	20,420,250

Basic and diluted net income (loss) per ordinary share	$(0.05)	$(0.05)	$0.20	$0.20

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, “Derivatives and Hedging.” The Company’s derivative instruments are recorded at fair value as of the Public Offering (October 6, 2020) and re-valued at each reporting date, with changes in the fair value reported in the condensed statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the Warrants are a derivative instrument. As the Warrants meet the definition of a derivative the Warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the statement of operations in the period of change.

Warrant Instruments

The Company accounts for the Warrants issued in connection with the Public Offering and Private Placement in accordance with the guidance contained in ASC 815, “Derivatives and Hedging,” whereby under that provision the Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the Warrants as a liability at fair value and adjust the instrument to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statement of operations. Upon consummation of the Public Offering, the fair value of Warrants were estimated using a Monte Carlo simulation for the Public Warrants and a modified Black-Scholes model for the Private Placement Warrants. The valuation model utilizes inputs and other assumptions and may not be reflective of the price at which they can be settled. Such Warrant classification is also subject to re-evaluation at each reporting period. As of both March 31, 2022 and December 31, 2021, the Public Warrants were valued using the publicly available price for the Warrants and are classified as Level 1 on the Fair Value Hierarchy. As of both March 31, 2022 and December 31, 2021, the Company used a modified Black-Scholes model to value the Private Placement Warrants.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

As of March 31, 2022 and December 31, 2021, the carrying values of cash, prepaid expenses, accounts payable and accrued offering costs, advances from related parties and notes payable approximate their fair values primarily due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Public Offering, the Company sold 81,681,000 Units at a purchase price of $10.00 per Unit, including the issuance of 6,681,000 Units as a result of the underwriters’ exercise of their over-allotment option, generating gross proceeds to the Company in the amount of $816,810,000. Each Unit consists of one share of the Company’s Class A ordinary shares, par value $0.00005 per share (the “Class A ordinary shares”), and one- third of one redeemable warrant of the Company (each whole warrant, a “Public Warrant”), with each Public Warrant entitling the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment.

NOTE 4 — PRIVATE PLACEMENT

Pursuant to the Public Offering, the Company sold an aggregate of 12,224,134 Private Placement Warrants to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $18,336,200.

A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account. If the Company does not complete an Initial Business Combination within the Completion Window, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

NOTE 5 — RELATED PARTIES

Founder Shares

In October 2008, the Company was formed by Apollo Principal Holdings III, L.P. (“Holdings”), at which point, one ordinary share was issued in exchange for the payment of operating and formation expenses of the Company. In August 2020, Holdings transferred its ownership in the Company, consisting of one ordinary share, to the Sponsor for no consideration. On August 6, 2020, the Company completed a share split of its ordinary shares and, as a result, 28,750,000 of the Company’s Class B ordinary shares were outstanding (the “Founder Shares”). In September 2020, 25,000 Founder Shares were transferred to each of the Company’s three independent directors at a purchase price of $0.00087 per share. The independent directors paid $65.25 in the aggregate for the 75,000 shares to the Sponsor. On September 16, 2020, the Sponsor surrendered 7,187,500 ordinary shares, thereby effecting a 1.33333:1 share recapitalization, and, as a result, 21,562,500 of the Company’s Founder Shares were outstanding. As a result of the underwriters’

election to partially exercise their overallotment option, in November 2020, the Sponsor forfeited 1,142,250 Class B ordinary shares. All share and per share amounts are retroactively reflected in the accompanying condensed financial statements.

The Founder Shares are identical to the Class A ordinary shares included in the Units sold in the Public Offering except that the Founder Shares are Class B ordinary shares which automatically convert into Class A ordinary shares at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.

The holders of the Founder Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Related Party Loans

On August 11, 2020, the Sponsor agreed to loan the Company an aggregate of up to $750,000 to cover expenses related to the Public Offering pursuant to an unsecured promissory note (the “Note”). This Note bore interest at a rate of 0.17% per annum and is payable on the earlier of March 31, 2021 or the closing date of the Public Offering. Upon the close of the Public Offering on October 6, 2020, the Note was no longer available.

On October 20, 2020, the Sponsor executed an unsecured promissory note (the “October Note”) to loan the Company an aggregate principal amount of $1,500,000. The October Note bears interest at a rate of 0.14% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On October 20, 2020, the Company borrowed $1,500,000 pursuant to the October Note. As of March 31, 2022 and December 31, 2021, the outstanding balance on the October Note was $1,500,000. As of March 31, 2022 and December 31, 2021, the outstanding interest on the October Note was $3,032 and $2,514, respectively.

On February 22, 2021, the Sponsor executed an unsecured promissory note (the “February Note”) to loan the Company an aggregate principal amount of $800,000. The February Note bears interest at a rate of 0.12% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On February 22, 2021, the Company borrowed $800,000 pursuant to the February Note. As of March 31, 2022 and December 31, 2021, the outstanding balance on the February Note was $800,000 and $800,000, respectively. As of March 31, 2022 and December 31, 2021, the outstanding interest on the February Note was $1,057 and $821, respectively.

On June 18, 2021, the Sponsor executed an unsecured promissory note (the “June Note”) to loan the Company an aggregate principal amount of $2,000,000. The June Note bears interest at a rate of 0.13% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On June 18, 2021, the Company borrowed $2,000,000 pursuant to the June Note. As of March 31, 2022 and December 31, 2021, the outstanding balance on the June Note was $2,000,000 and $2,000,000, respectively. As of March 31, 2022 and December 31, 2021, the outstanding interest on the June Note was $2,016 and $1,375, respectively.

On September 14, 2021, the Sponsor executed an unsecured promissory note (the “September Note”) to loan the Company an aggregate principal amount of $1,500,000. The September Note bears interest at a rate of 0.17% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On September 14, 2021, the Company borrowed $1,500,000 pursuant to the September Note. As of March 31, 2022 and December 31, 2021, the outstanding balance on the September Note was $1,500,000 $1,500,000, respectively. As of March 31, 2022 and December 31, 2021, the outstanding interest on the September Note was $1,395 and $755, respectively.

Advances from Related Parties

Affiliates of the Sponsor paid certain formation, operating and offering costs on behalf of the Company. These advances are due on demand and are non-interest bearing. For the three months ended March 31, 2022 and 2021, the related parties paid $2,218,378 and $2,472 of offering costs and other expenses on behalf of the Company, respectively. As of March 31, 2022 and December 31, 2021, there was $4,258,589 and $2,040,211 due to the related parties, respectively.

Administrative Service Fee

Commencing on the date the Units were first listed on the NYSE, the Company has agreed to pay the Sponsor a total of $16,667 per month for office space, utilities and secretarial and administrative support for up to 27 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred and paid $50,001 and $50,647 for such expenses under the administrative services agreement for the three months ended March 31, 2022 and 2021, respectively.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of working capital loans, if any, (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of working capital loans) are entitled to registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to demand that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 30-day option from the date of the final prospectus to purchase up to 9,000,000 additional Units to cover over-allotments, if any, at the Public Offering price less the underwriting discounts and commissions. On November 10, 2020, the Company consummated the sale of additional units pursuant to the underwriters’ partial exercise of their over-allotment option.

Upon the closing of the Public Offering and the over-allotment, the underwriters were entitled to an underwriting discount of $0.20 per unit, or $16,336,200, after the underwriters’ exercised their over-allotment option, which was paid in the aggregate upon the closing of the Public Offering and the over-allotment. In addition, the underwriters are entitled to an underwriting discount of $0.35 per unit, or $28,588,350 in the aggregate is payable to the underwriters for deferred underwriting commissions. The deferred fee becomes payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement for the Initial Public Offering.

Service Provider Agreement

The Company has entered into a fee arrangement with a service provider pursuant to which certain success fees in connection with a potential Business Combination will become payable only if the Company consummates the pending Business Combination with GBT. If the pending Business Combination with GBT does not occur, the Company will not be required to pay these contingent fees. As of March 31, 2022 and December 31, 2021, the amount of these contingent fees with the service provider was approximately $7.0 million.

Placement Agent Agreement

Separately, the Company has entered into a fee arrangement with placement agents pursuant to which certain placement fees equal to 3.5% of gross proceeds from a securities private placement (net of proceeds invested by related parties or affiliates of the Company) will become payable only if the Company consummates the pending Business Combination with GBT. If the pending Business Combination with GBT does not occur, the Company will not be required to pay these contingent fees.

There can be no assurances that the Company will complete the pending Business Combination with GBT.

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.00005 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2022 and December 31, 2021, there were no preferred shares issued or outstanding.

Ordinary Shares

The authorized ordinary shares of the Company include up to 300,000,000 Class A ordinary shares and 60,000,000 Class B ordinary shares. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of Class A ordinary shares which the Company is authorized to issue at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share. As of March 31, 2022 and December 31, 2021, there were 81,681,000 Class A ordinary shares subject to possible conversion that were classified as temporary equity in the condensed accompanying balance sheets.

The Class B ordinary shares will automatically convert into our Class A ordinary shares at the time of completion of our Initial Business Combination on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Public Offering and related to the closing of the Initial Business Combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination). As of March 31, 2022 and December 31, 2021, there were 20,420,250 Class B ordinary shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect: (i) the forfeiture of 1,142,250 Class B ordinary shares in November 2020; and (ii) the surrender of 7,187,500 Class B ordinary shares in September 2020.

NOTE 8 — WARRANTS

As of March 31, 2022 and December 31, 2021, there were 39,451,134 warrants outstanding (12,224,134 Private Placement Warrants and 27,227,000 Public Warrants). No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of an Initial Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of an Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if the Company’s ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. The Public Warrants will expire five years after the completion of an Initial Business Combination or earlier upon the Company’s redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the last reported closing price of the Company’s ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and a current prospectus relating to those ordinary shares is available throughout the 30-day trading period referred to above.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as will be described in the warrant agreement.

The exercise price and number of the ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete an Initial Business Combination within the Completion Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Company accounts for the 39,451,134 warrants issued in connection with the Public Offering (including 27,227,000 Public Warrants and 12,224,134 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Upon issuance of the derivative warrants the Company recorded a liability of $57,753,222 on the condensed balance sheets.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Public Offering. Accordingly, the Company classifies each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation up until separation for the Public Warrants (subsequent to separation, the public warrants will be valued using publicly available trading price) and a modified Black-Scholes model for the Private Placement Warrants. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s condensed statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

NOTE 9 — FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following table presents information about the Company’s assets and liabilities that are measured at fair value at March 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within liabilities on the condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

Description	Level	March 31, 2022	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$817,678,426	$817,356,537

Liabilities:
Warrant Liability – Private Placement Warrants	3	22,797,295	21,092,973
Warrant Liability – Public Warrants	1	37,300,990	34,850,560

Upon consummation of the Public Offering, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. At the initial measurement date, the Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs.

As of both March 31, 2022 and December 31, 2021, the Public Warrants were valued using the publicly available price for the Warrant and are classified as Level 1 on the Fair Value Hierarchy. As of both March 31, 2022 and December 31, 2021, the Company used a modified Black-Scholes model to value the Private Placement Warrants. The Company relied upon the implied volatility of the Public Warrants and the closing share price at March 31, 2022 and December 31, 2021 to estimate the volatility for the Private Placement Warrants. Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement. As of both March 31, 2022 and December 31, 2021, the Private Placement Warrants were classified within Level 3 of the Fair Value Hierarchy at the measurement dates due to the use of unobservable inputs.

There were no transfers into or out of Level III liabilities during the three months ended March 31, 2022 and 2021. The table below provides a summary of the changes in fair value of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months ended March 31, 2022:

Fair Value
Measurement
Using Level 3
Inputs Total
Balance, December 31, 2021	$21,092,973
Change in fair value of derivative liabilities	1,704,322
Balance, March 31, 2022	$22,797,295

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months ended March 31, 2021:

Fair Value
Measurement
Using Level 3
Inputs Total
Balance, December 31, 2020	$23,455,550
Change in fair value of derivative liabilities	(7,904,318)
Balance, March 31, 2021	$15,551,232

As of March 31, 2022 and December 31, 2021, the fair value of the derivative feature of the Private Placement Warrants was calculated using the following weighted average assumptions:

	March 31, 2022		December 31, 2021
Risk-free interest rate	2.42%		1.31%
Expected life of grants	5.25	years	5.5	years
Expected volatility of underlying shares	17.0%		18.0%
Dividends	0.0%		0.0%

As of March 31, 2022 and December 31, 2021, the derivative warrant liability was $60,098,285 and $55,943,533, respectively. In addition, for the three months ended March 31, 2022 and 2021, the Company recorded a loss of $(4,154,752) and gain of $24,785,058, respectively, on the change in fair value of the derivative warrant liabilities on the condensed statements of operations.

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date through the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events other than discussed below that would have required recognition or disclosure in the condensed financial statements.

On April 1, 2022, the Sponsor executed an unsecured promissory note (the “April Note”) to loan the Company an aggregate principal amount of $1,500,000. The April Note bears interest at a rate of 0.13% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

References in this report (the “Quarterly Report”) to “we,” “us” or the “Company” refer to Apollo Strategic Growth Capital. References to our “management” or our “management team” refer to our officers and directors, and references to the “Sponsor” refer to APSG Sponsor, L.P. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the condensed financial statements and the notes thereto contained elsewhere in this Quarterly Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Special Note Regarding Forward-Looking Statements

This Quarterly Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Quarterly Report including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy, the plans and objectives of management for future operations and our pending business combination with GBT JerseyCo Limited (“GBT”), are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 (the “Annual Report”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We are a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. We intend to effectuate our initial business combination (the “Initial Business Combination”) using cash from the proceeds of the initial public offering (the “Public Offering”) and the sale of the private placement warrants (the “Private Placement Warrants”), our capital stock, debt or a combination of the foregoing.

The issuance of additional ordinary shares in connection with an Initial Business Combination to the owners of the target or other investors:

●	may significantly dilute the equity interest of existing investors, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;
●	may subordinate the rights of holders of our ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;
●	could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
●	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant indebtedness to bank or other lenders or the owners of a target, it could result in:

●	default and foreclosure on our assets if our operating revenues after an Initial Business Combination are insufficient to repay our debt obligations;
●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
●	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;
●	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;
●	our inability to pay dividends on our ordinary shares;
●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions and fund other general corporate purposes;
●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;
●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and
●	other purposes and other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our Initial Business Combination will be successful.

Recent Developments

GBT Business Combination

On December 2, 2021, we entered into a Business Combination Agreement (the “Business Combination Agreement”) with GBT, a company limited by shares incorporated under the laws of Jersey, pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement, GBT will become our direct subsidiary, with us being renamed “Global Business Travel Group, Inc.” (“PubCo”) and conducting business through GBT in an umbrella partnership-C corporation structure (the “Business Combination”). Upon the consummation of the business combination transactions contemplated by the Business Combination Agreement, the existing shareholders of GBT (other than any holders of GBT MIP Shares (as defined in the Business Combination Agreement) will together acquire a majority voting interest in PubCo and maintain a majority economic interest in GBT, and our existing shareholders will own a minority voting interest in PubCo and an indirect minority economic interest in the GBT business. See “Recent Developments” in Note 1 to our condensed financial statements and “Item 1. Business” of our Annual Report for a description of the pending Business Combination with GBT and the related agreements.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities through March 31, 2022 were organizational activities, those necessary to prepare for the Public Offering, described below, and, after our Public Offering, day-to- day operations and identifying a target company for an Initial Business Combination. We do not expect to generate any operating revenues until after the completion of our Initial Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the trust account (the “Trust Account”). We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended March 31, 2022, we had net loss of $5,326,469, which consists of a change in fair value of the derivative warrant liabilities of $4,154,752 and operating costs of $1,491,568. These amounts were offset by interest income on marketable securities held in the Trust Account of $321,889.

For the three months ended March 31, 2021, we had net income of $20,283,146, which consists of a change in the fair value of the derivative warrant liabilities of $24,785,058 and interest income on marketable securities held in the Trust Account of $141,517, offset by operating costs of $4,642,814.

Liquidity and Capital Resources

We do not have sufficient liquidity to meet our anticipated obligations over the next year from the date of issuance of the financial statements included herein. In connection with our assessment of going concern considerations in accordance with Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” our management has determined that if we are unsuccessful in consummating an Initial Business Combination, the mandatory liquidation and subsequent dissolution raises substantial doubt about the ability to continue as a going concern. Our management has determined that we have access to funds from our Sponsor that are sufficient to fund our working capital needs until a potential business combination or up to the mandatory liquidation as stipulated in our amended and restated memorandum and articles of association. The accompanying condensed financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.

On October 6, 2020, we consummated the Public Offering of 75,000,000 units (the “Units”), and in connection therewith granted the underwriters an over-allotment option to purchase an additional 11,250,000 over-allotment units (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $750,000,000. Simultaneously with the closing of the Public Offering, we consummated the sale of 11,333,334 Private Placement Warrants, at $1.50 per Private Placement Warrant, to our sponsor, generating gross proceeds of $17,000,000. Upon closing of the Public Offering on October 6, 2020, the proceeds of the Public Offering of $750,000,000 were held in cash and subsequently invested in U.S. government securities.

On November 10, 2020, the Company consummated the sale of 6,681,000 Over-Allotment Units pursuant to the underwriters’ partial exercise of their over-allotment option. Such Over-Allotment Units were sold at $10.00 per Unit, generating gross proceeds of $66,810,000. Substantially concurrently with the closing of the sale of 6,681,000 Over-Allotment Units, the Company consummated the private sale of an additional 890,800 Private Placement Warrants at a purchase price of $1.50 per Private Placement Warrant to our sponsor, generating gross proceeds of $1,336,200. Following the closing of the over-allotment option and sale of additional Private Placement Warrants (together, the “Over-Allotment Closing”), a total of $816,810,000, including approximately $28,588,350 of underwriters’ deferred discount, was held in the trust account.

Since October 2020, we executed a series of promissory notes in the aggregate amount of $7,300,000 with our sponsor in order to satisfy working capital requirements. See “Related Party Loans” in Note 6 to our condensed financial statements.

For the three months ended March 31, 2022 and 2021, cash used in operating activities was $81,035 and $354,564, respectively. For the three months ended March 31, 2022, net loss of $5,326,469 was affected by a loss in fair value of derivative liabilities of $4,154,752 which was offset by interest earned on marketable securities held in the Trust Account of $321,889 and changes in operating assets and liabilities, which provided $1,412,571 of cash from operating activities. For the three months ended March 31, 2021, net income of $20,283,146 was affected by interest earned on marketable securities held in the Trust Account of $141,517, a gain in fair value of derivative liabilities of $24,785,058 and changes in operating assets and liabilities, which used $4,288,865 of cash from operating activities.

As of March 31, 2022 and December 31, 2021, we had cash and U.S. treasury securities held in the Trust Account of $817,678,426 and $817,356,537, respectively. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions and income taxes payable), to complete our Initial Business Combination. We may withdraw interest to pay our tax obligations. During the period ended March 31, 2022, we did not withdraw any interest earned on the Trust Account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of March 31, 2022 and December 31, 2021, we had cash of $80,242 and $161,277 outside of the Trust Account, respectively. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an Initial Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an Initial Business Combination, the initial shareholders or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete an Initial Business Combination, we will repay such loaned amounts. In the event that an Initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants identical to the Private Placement Warrants, at a price of $1.50 per warrant at the option of the lender.

If our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an Initial Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Initial Business Combination. See Note 1, “Description of Organization, Business Operations and Going Concern” to our condensed financial statements. Moreover, we may need to obtain additional financing either to complete our Initial Business Combination or because we become obligated to redeem a significant number of our public shares upon consummation of our Initial Business Combination, in which case we may issue additional securities or incur debt in connection with such Initial Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our Initial Business Combination. If we are unable to complete our Initial Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our Initial Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2022.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $16,667 for office space, utilities, secretarial support and administrative services. We began incurring these fees on October 2, 2020 and will continue to incur these fees monthly for up to 27 months until the earlier of the completion of the Initial Business Combination and our liquidation.

The underwriters are entitled to a deferred fee of $28,588,350 in the aggregate. The deferred fee will be waived by the underwriters in the event that we do not complete an Initial Business Combination, subject to the terms of the underwriting agreement.

The Company has entered into a fee arrangement with a service provider pursuant to which certain success fees in connection with a potential Initial Business Combination will become payable only if the Company consummates the pending Business Combination with GBT. If the pending Business Combination with GBT does not occur, the Company will not be required to pay these contingent fees. As of March 31, 2022, the amount of these contingent fees with the service provider was approximately $7.0 million.

Separately, the Company has entered into a fee arrangement with placement agents pursuant to which certain placement fees equal to 3.5% of gross proceeds from a securities private placement (net of proceeds invested by related parties or affiliates of the Company) will become payable only if the Company consummates the pending Business Combination with GBT. If the pending Business Combination with GBT does not occur, the Company will not be required to pay these contingent fees.

Critical Accounting Policies

Accounting policies, methods and estimates are an integral part of the condensed financial statements prepared by management and are based upon management’s current judgments. These judgments are normally based on knowledge and experience regarding past and current events and assumptions about future events. Certain accounting policies, methods and estimates are particularly sensitive because of their significance to the condensed financial statements and because of the possibility that future events affecting them may differ from management’s current judgments. While there are a number of accounting policies, methods and estimates that affect our condensed financial statements, the areas that are particularly significant include use of estimates; Class A ordinary shares subject to possible redemption; net income (loss) per ordinary share; and the fair value of assets and liabilities.

Our significant accounting policies are summarized in Note 3 to our condensed financial statements.

Recent Accounting Pronouncements

A list of recent accounting pronouncements that are relevant to us and our industry is included in Note 3 to our condensed financial statements.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

As of March 31, 2022, we were not subject to any market or interest rate risk. Following the consummation of our Public Offering, the net proceeds of our Public Offering, including amounts in the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 185 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Item 4.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of the Company’s management, including the Company’s principal executive officer and principal financial officer, the Company conducted an evaluation of the effectiveness of the Company’s disclosure controls and procedures as of the end of the fiscal quarter ended March 31, 2022, as such term is defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial officer concluded that the previously disclosed material weakness that existed solely related to its accounting for complex financial instruments no longer existed as a result of the remediation steps to address the material weakness, and the Company’s disclosure controls and procedures were effective as of March 31, 2022.

Disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its reports filed with the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the Company’s principal executive officer, principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

Other than as described herein, there was no change in our internal control over financial reporting that occurred during the fiscal quarter ended March 31, 2022 covered by this Quarterly Report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. Management has implemented remediation steps to address the material weakness and to improve our internal control over financial reporting. Specifically, we expanded and improved our review process for complex securities and related accounting standards and we further improved this process by enhancing access to accounting literature, identification of third-party professionals with whom to consult regarding complex accounting applications and consideration of additional staff with the requisite experience and training to supplement existing accounting professionals. As of March 31, 2022, this material weakness has been fully remediated.

PART II - OTHER INFORMATION

Item 1.  Legal Proceedings.

None.

Item 1A. Risk Factors.

Factors that could cause our actual results to differ materially from those in this Quarterly Report are any of the risks described in the Company’s Annual Report. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. As of the date of this Quarterly Report, there have been no material changes to the risk factors disclosed in the Annual Report, except we may disclose changes to such factors or disclose additional factors from time to time in our future filings with the SEC.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds.

Unregistered Sales of Equity Securities

We have not sold any equity securities during the quarter ended March 31, 2022.

Use of Proceeds

On October 6, 2020, we consummated the Initial Public Offering of 75,000,000 Units. The Units sold in the Public Offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $750,000,000. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC acted as joint bookrunners of the Public Offering. The securities in the offering were registered under the Securities Act on the Registration Statement on Form S-1 (File No. 333-248847) (the “Registration Statement”). The Securities and Exchange Commission declared the Registration Statement effective on October 1, 2020.

We paid a total of $15,000,000 in underwriting discounts and commissions and $1,200,000 for other costs and expenses related to the Public Offering. In addition, the underwriters agreed to defer up to $26,250,000 in underwriting discounts and commissions.

On November 10, 2020, the Company consummated the sale of 6,681,000 Over-Allotment Units pursuant to the underwriters’ partial exercise of their over-allotment option. Such Over-Allotment Units were sold at $10.00 per Unit, generating gross proceeds of $66,810,000.

We paid an additional $1,336,200 in underwriting discounts and commissions in connection with the partial over-allotment exercise. In addition, the underwriters agreed to defer up to an additional $2,338,350 in underwriting discounts and commissions.

Of the gross proceeds received from the Public Offering and the partial exercise of the over-allotment option, $800,473,800, including deferred underwriting discounts and commissions, was placed in the Trust Account established in connection with the Public Offering.

We intend to use the net proceeds from the Public Offering to consummate the Business Combination with GBT and the related transactions.

For a description of the use of the proceeds generated in our Public Offering, see Part I, Item 2 of this Quarterly Report.

Purchases of Equity Securities

We did not repurchase any shares of our equity securities during the quarter ended March 31, 2022.

Item 3.  Defaults Upon Senior Securities.

None.

Item 4.  Mine Safety Disclosures.

Not Applicable.

Item 5.  Other Information.

None.

Item 6. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

No.	Description of Exhibit
3.1	Second Amended and Restated Memorandum and Articles of Association(1)
4.1	Specimen Unit Certificate(2)
4.2	Specimen Class A Ordinary Share Certificate(2)
4.3	Specimen Warrant Certificate(2)
10.1*	Promissory Note, dated April 1, 2022, by and between the Company as the maker and the Sponsor as the payee
31.1*	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
Exhibit 104	Cover Page Interactive Data File—The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*    Filed herewith.

(1)Previously filed as an exhibit to the Annual Report on Form 10-K/A filed on November 29, 2021, and incorporated by reference herein.

(2)Previously filed as an exhibit to the Amendment No. 1 to Registration Statement on Form S-1 filed on September 25, 2020, and incorporated by reference herein.

PART III - SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APOLLO STRATEGIC GROWTH CAPITAL

Date: May 9, 2022	By:	/s/ Sanjay Patel
Name: Sanjay Patel
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: May 9, 2022	By:	/s/ James Crossen
Name: James Crossen
	Title:	Chief Financial Officer and Secretary
(Principal Accounting Officer and Financial Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2022

Apollo Strategic Growth Capital

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39576	98-0598290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor New York, NY 10019
(Address of principal executive offices, including zip code)

(212) 515-3200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.00005 par value, and one-third of one warrant	APSG.U	New York Stock Exchange
Class A ordinary share	APSG	New York Stock Exchange
Warrants	APSG WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2022, Apollo Strategic Growth Capital (“APSG”) held its extraordinary general meeting of shareholders (the “Special Meeting”) in connection with APSG’s previously announced business combination (the “Business Combination”) with GBT JerseyCo Limited (“GBT”) pursuant to the Business Combination Agreement, dated as of December 2, 2021 (the “Business Combination Agreement”), between APSG and GBT. A total of 52,956,302 Class A ordinary shares and 20,420,250 Class B ordinary shares, representing approximately 71.87% of the outstanding ordinary shares entitled to vote, were present, virtually or by proxy, at the Special Meeting, constituting a quorum.

Upon the closing of the Business Combination, which is expected to occur on May 27, 2022 (subject to customary closing conditions), APSG will be renamed Global Business Travel Group, Inc. (which we refer to in this report as “Amex GBT”).

The voting results for the proposals voted on at the Special Meeting are set forth below.

Proposal No. 1 - The Domestication Proposal - to approve, by special resolution under Cayman Island law, the change of APSG’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware:

For	Against	Abstain
70,579,012	2,731,389	66,151

Proposal No. 2 - The Amendment Proposal - to approve, by special resolution under Cayman Island law, Amex GBT’s proposed certificate of incorporation (including the certificate of designation relating to a new series of Class A-1 preferred stock) (the “New Charter”):

For	Against	Abstain
70,577,629	2,731,271	67,652

Proposal Nos. 2A through 2K - The Unbundling Precatory Proposals - to approve, on a non-binding advisory basis, certain governance provisions in the New Charter:

	For	Against	Abstain
Proposal 2A – Authorized Shares	54,997,443	17,504,010	875,099
Proposal 2B – Amendments to the Organizational Documents	69,198,154	3,304,370	874,028
Proposal 2C – Director Election, Vacancies and Removal	55,016,849	17,483,525	876,178
Proposal 2D – Opt out of DGCL Section 203	55,011,362	17,374,971	990,219
Proposal 2E – Forum Selection	55,127,417	17,373,057	876,078
Proposal 2F – Voting Rights	69,620,443	2,881,931	874,178
Proposal 2G – Dividends and Distributions	69,616,222	2,884,152	876,178
Proposal 2H – Removal of Blank Check Company Provisions	69,615,287	2,883,251	878,014
Proposal 2I – Restrictions on Transfer	69,615,463	2,884,411	876,678
Proposal 2J – Issuances in Respect of the Egencia Acquisition	69,617,157	2,882,881	876,514
Proposal 2K – Compliance with the Exchange Agreement	69,617,077	2,883,061	876,414

Proposal No. 3 - The Business Combination Proposal - to approve, by ordinary resolution under Cayman Island law, the Business Combination Agreement and the transactions contemplated thereby:

For	Against	Abstain
70,615,819	2,732,881	27,852

Proposal No. 4 - The Issuance Proposal - to approve, by ordinary resolution under Cayman Island law, for purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance of Class A common stock to certain PIPE investors in connection with the Business Combination:

For	Against	Abstain
70,615,421	2,732,379	28,752

Proposal No. 5 - The Equity Incentive Plan Proposal - to approve, by ordinary resolution under Cayman Island law, the proposed Global Business Travel Group, Inc. 2022 Equity Incentive Plan:

For	Against	Abstain
70,568,337	2,738,313	69,902

Proposal No. 6 - The ESPP Proposal - to approve, by ordinary resolution under Cayman Island law, the proposed Global Business Travel Group, Inc. Employee Stock Purchase Plan:

For	Against	Abstain
70,294,292	2,737,428	344,832

In connection with the Special Meeting, APSG also solicited proxies with respect to the adjournment of the Special Meeting to a later date, if necessary, to permit further solicitation and votes of proxies. As there were sufficient votes at the time of the Special Meeting to approve proposals 1 through 6, the adjournment of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to APSG’s shareholders for approval at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2022	APOLLO STRATEGIC GROWTH CAPITAL

	By:	/s/ James Crossen
		Name:	James Crossen
		Title:	Chief Financial Officer and Secretary

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2022

Global Business Travel Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor

New York, New York 10172
(Address of principal executive offices) (Zip Code)

(212) 679-1600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GBTG.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 27, 2022, Global Business Travel Group, Inc. (Amex GBT) issued a press release announcing the closing (the “Closing”) of the previously announced business combination contemplated by the Business Combination Agreement, dated as of December 2, 2021, by and between Apollo Strategic Growth Capital (“APSG”) and GBT JerseyCo Limited. A copy of the press release announcing the Closing is furnished as Exhibit 99 hereto and incorporated by reference herein.

Shareholders of 77,514,764 shares of APSG’s public shares that were sold in APSG’s initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from APSG’s initial public offering, calculated as of two business days prior to the Closing, which was approximately $776,272,469.94 in the aggregate.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
99	Press release dated May 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Business Travel Group, Inc.

By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Corporate Secretary

Date: May 27, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2022 (May 27, 2022)

Global Business Travel Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor

New York, NY 10017
(Address of principal executive offices) (Zip Code)

(212) 679-1600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GBTG.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Unless the context otherwise requires, “we,” “us,” “our,” “PubCo” and the “Company” refer to Global Business Travel Group, Inc., a Delaware corporation, and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “APSG” refer to Apollo Strategic Growth Capital, a blank check company incorporated as a Cayman Islands exempted company, prior to the Closing, references to “Legacy GBT” refer to GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey, prior to the Closing, and references to “GBT” refer to GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey, following the Closing.

On May 25, 2022, APSG held an extraordinary general meeting of its shareholders (the “Shareholder Meeting”), at which the APSG shareholders considered and adopted, among other matters, a proposal to approve the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement (the “Business Combination Agreement”), by and between APSG and Legacy GBT. Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, following the Shareholder Meeting, on May 27, 2022 (the “Closing Date”), the Business Combination was consummated (the “Closing”). Upon the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), Legacy GBT became a direct subsidiary of APSG, with APSG being re-domesticated as a Delaware corporation and renamed “Global Business Travel Group, Inc.” and conducting its business through GBT in an umbrella partnership-C corporation structure (an “Up-C Structure”).

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription and Distribution Agreements

At the Closing, PubCo and GBT entered into a Class B Common Stock Subscription Agreement (the “PubCo Class B Common Stock Subscription Agreement”) and a Subscribed Ordinary Shares Subscription Agreement (the “PubCo Subscribed Ordinary Shares Subscription Agreement”).

Pursuant to the PubCo Class B Common Stock Subscription Agreement, PubCo issued and sold to GBT, and GBT subscribed for and purchased from PubCo, a number of shares of PubCo class B common stock, par value $0.0001 per share (the “Class B Common Stock”) equal to the total number of B Ordinary Shares of GBT (the “B Ordinary Shares”) issued in connection with the Business Combination Agreement, and GBT paid to PubCo the amount which equals the product of (a) $0.0001 per share and (b) the aggregate number of shares of Class B Common Stock subscribed for by GBT at the Closing in accordance with the Business Combination Agreement (the “GBT Subscription”).

Pursuant to the PubCo Subscribed Ordinary Shares Subscription Agreement, GBT issued and sold to PubCo, and PubCo subscribed for and purchased from GBT, (i) a number of shares of A Ordinary Shares of GBT (the “A Ordinary Shares”) equal to the number of shares of PubCo class A common stock, par value $0.0001 per share (the “Class A Common Stock”) outstanding after giving effect to the transactions contemplated by the Business Combination and the related transactions and (ii) a Z ordinary share of GBT, and PubCo paid GBT the PubCo Subscribed Ordinary Shares Purchase Price (as such term is defined in the Business Combination Agreement).

In addition, GBT, Juweel Investors (SPC) Limited (a successor entity of Juweel Investors Limited), a resident of Cayman Islands (“Juweel”), EG Corporate Travel Holdings LLC, a Delaware limited liability company (“Expedia”), American Express Travel Holdings Netherlands Coöperatief U.A., a cooperative organized under the laws of the Netherlands (“Amex HoldCo” and, together with Juweel and Expedia, the “Continuing JerseyCo Owners”) entered into an PubCo Class B Common Stock Distribution Agreement (the “PubCo Class B Common Stock Distribution Agreement”). Pursuant to the PubCo Class B Common Stock Distribution Agreement, following the GBT Subscription, GBT distributed to the Continuing JerseyCo Owners, and each Continuing JerseyCo Owner accepted from GBT, the shares of Class B Common Stock that GBT acquired in connection with the PubCo Class B Common Stock Subscription Agreement, in partial consideration for the redemption and cancellation of the GBT ordinary shares held by the Continuing JerseyCo Owners.

2

The foregoing descriptions of the PubCo Class B Common Stock Subscription Agreement, the PubCo Subscribed Ordinary Shares Subscription Agreement and the PubCo Class B Common Stock Distribution Agreement do not purport to be complete and is qualified in its entirety by the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Registration Rights Agreement

At the Closing, PubCo, APSG Sponsor, L.P., a Cayman Islands limited partnership (the “Sponsor”), certain members of the APSG board of directors and management (the “Insiders”) and the Continuing JerseyCo Owners entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, PubCo agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A Common Stock and other equity securities of PubCo that are held by the holders party to the Registration Rights Agreement from time to time. Pursuant to the Registration Rights Agreement, PubCo will be required to submit or file with the U.S. Securities and Exchange Commission (the “SEC”), within 30 calendar days after the Closing, a shelf registration statement covering the issuance and the resale of all such registrable securities on a delayed or continuous basis, and to use its commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 90 calendar days if the SEC notifies PubCo that it will “review” the shelf registration statement) after the filing thereof and (ii) the 10th business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the shelf registration statement will not be “reviewed” or will not be subject to further review.

When an effective shelf registration statement is on file with the SEC, the Sponsor and the Insiders may collectively demand not more than one underwritten shelf takedown per fiscal quarter and each Continuing JerseyCo Owner may demand not more than one underwritten shelf takedown per fiscal quarter, in each case, subject to certain customary limitations set forth in the Registration Rights Agreement, including the right of the underwriters to limit the number of securities to be included in an underwritten offering and PubCo’s right to delay or withdraw a registration statement under certain circumstances. The holders party to the Registration Rights Agreement are also entitled to certain piggyback registration rights and indemnification rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Exchange Agreement

At the Closing, PubCo, GBT and the Continuing JerseyCo Owners entered into an Exchange Agreement (the “Exchange Agreement”), giving the Continuing JerseyCo Owners (or certain permitted transferees thereof) the right, on the terms and subject to the conditions thereof, to exchange their B Ordinary Shares of GBT (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions, or, in certain limited circumstances, at the option of the exchange committee (the “Exchange Committee”) designated in the Exchange Agreement, for cash (based on the dollar volume-weighted average price (the “VWAP”) of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date).

In addition, to preserve the contemplated Up-C Structure, the Exchange Agreement provides that PubCo and GBT will take (or, in some cases, forbear from taking) various actions, as necessary to maintain a one-to-one ratio between the number of issued and outstanding (x) Class A Common Stock (and equivalents) and the A Ordinary Shares and (y) Class B Common Stock and the B Ordinary Shares. For example, if PubCo issues or sells additional shares of Class A Common Stock, PubCo will contribute the net proceeds of such issuance or sale to GBT, and GBT will issue to PubCo an equal number of A Ordinary Shares. Similarly, the Exchange Agreement provides neither PubCo nor GBT may effect any subdivision or combination of any of its equity securities unless the other effects an identical subdivision or combination of the corresponding class of its equity securities. As the Continuing JerseyCo Owners (or certain permitted transferees thereof) exchange B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock or cash, the number of A Ordinary Shares held by PubCo will be correspondingly increased, and a corresponding number of shares of Class B Common Stock will be cancelled.

3

PubCo, acting through the Exchange Committee, may limit or restrict such exchanges if the Exchange Committee determines that such limitations or restrictions are necessary to avoid a violation of applicable law or GBT being classified as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

New Shareholders Agreement

At the Closing, PubCo, GBT and the Continuing JerseyCo Owners entered into a Shareholders Agreement (the “New Shareholders Agreement”). The New Shareholders Agreement sets forth various restrictions, limitations and other terms concerning the transfer of equity securities of PubCo and GBT by the parties thereto (other than, in most circumstances, the A Ordinary Shares). Among other matters, and subject to certain terms, conditions and exceptions, the New Shareholders Agreement prohibits each Continuing JerseyCo Owner, severally and not jointly, from effecting transfers of such equity securities to certain specified restricted persons, as well as transfers that would violate applicable securities laws or cause GBT to be treated other than as a pass-through entity for U.S. federal income tax purposes.

The New Shareholders Agreement specifies the initial composition of the board of directors of PubCo (the “PubCo Board”), effective immediately upon the Closing. PubCo agreed with each Continuing JerseyCo Owner (on a several basis), following the Closing, to take all necessary action within its control to cause the PubCo Board to have 11 directors, consisting of the Chief Executive Officer, two Amex HoldCo nominees, two Juweel nominees, one Expedia nominee, one Sponsor nominee, and, for so long as the director designated by the Sponsor is serving on the PubCo Board, four independent nominees, nominated by the PubCo Board’s nominating and governance committee, and, following the conclusion of the Sponsor designee’s service on the PubCo Board, five such independent nominees. If Amex HoldCo or Juweel ceases to own at least 15% of PubCo’s issued shares, it will thereafter have the right (on a several basis) to nominate only one director, and if any Continuing JerseyCo Owner ceases to own at least 5% of PubCo’s issued shares, it will thereafter have no right to nominate a director, except that Amex HoldCo will continue to have the right (on a several basis) to nominate a director for so long as PubCo is a “controlled entity” under the Bank Holding Company Act of 1956 (the “BHC Act”).

The New Shareholders Agreement will also require (subject to certain specified conditions and exceptions including those described below) the approval of each Continuing JerseyCo Owner for PubCo or its subsidiaries to take certain actions, including:

•	Other than in accordance with the PubCo Delaware Certificate or pursuant to an issuer tender offer or share repurchase program that, in each case, was approved by the PubCo Board, the redemption, cancellation or repayment of any equity securities of PubCo or GBT, other than on a pro rata basis from all shareholders;

•	Dividends or distributions, other than on a pro rata basis;

•	Other than in accordance with the PubCo Delaware Certificate, any share exchanges, splits, combinations and similar actions with respect to one or more, but not all, classes or series of PubCo or GBT shares;

•	Amendments to GBT’s organizational documents that relate specifically and solely to rights, priorities and privileges of the B Ordinary Shares or the C ordinary shares of GBT (the “C Ordinary Shares”), as applicable, or have a disproportionate adverse effect on such shares as compared to any other class or series of shares, and do not require a separate class vote of the holders of such shares; or

•	Any agreement or commitment to do any of the foregoing.

4

In general, the foregoing approval right of a Continuing JerseyCo Owner will terminate if the such Continuing JerseyCo Owner ceases to own at least 10% of the issued Common Stock of PubCo (“Common Stock”); however, an amendment to GBT’s organizational documents of the type described in the fourth bullet in the preceding sentence will require the approval of any Continuing JerseyCo Owner to which such amendment is materially adverse, regardless of such Continuing JerseyCo Owner’s percentage interest of Common Stock. The foregoing approval rights do not apply to actions that PubCo or GBT undertake to effect an exchange pursuant to the Exchange Agreement, actions that they are otherwise authorized to undertake pursuant to the Exchange Agreement.

In addition, provided Amex HoldCo. continues to own 25% of PubCo’s issued stock, Amex HoldCo has approval rights with regard to a certain specified internal corporate transactions and other actions or inactions that would result in consolidation of PubCo or GBT with American Express Company and its consolidated subsidiaries (“American Express”) and/or its affiliates or result in PubCo or GBT becoming a “variable interest entity” under Accounting Standard Codification 810 - Consolidation.

Each Continuing JerseyCo Owner will appoint PubCo as its attorney-in-fact to, among other things, execute (x) written resolutions in their capacities as holders of B Ordinary Shares and C Ordinary Shares, as applicable, and (y) instruments appointing PubCo as their proxy to vote such shares, in each case on all such matters as to which a vote or written resolution of the holders of such shares is required by law, other than matters that relate specifically and solely to the rights, priorities and privileges of the B Ordinary Shares or the C Ordinary Shares, as applicable, or matters that have a disproportionate adverse effect on the B Ordinary Shares or the C Ordinary Shares, as applicable, as compared to any other class or series.

At the Closing, PubCo became a holding company whose principal asset is the A Ordinary Shares. As such, PubCo has no independent means of generating revenue or operating cash flows. GBT is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to U.S. federal income tax. Instead, taxable income will be allocated to holders of GBT capital stock, including PubCo. Accordingly, PubCo will incur income taxes on its allocable share of any net taxable income of GBT and will also incur taxes and other expenses incidental to its functions as a public company.

Pursuant to the New Shareholders Agreement, GBT will make pro rata cash distributions to GBT’s shareholders, including PubCo, in amounts intended to be sufficient to enable PubCo to satisfy its liabilities for taxes, as reasonably determined by the PubCo Board. GBT will be required to make tax distributions pro rata in accordance with ownership of GBT capital stock.

In addition to tax expenses, PubCo will incur other expenses incidental to its functions as a public company, which could be significant. The New Shareholders Agreement requires GBT to pay or reimburse (or to cause one or more of its subsidiaries to pay or reimburse) such non-tax expenses (without making corresponding ratable distributions to GBT’s other shareholders). However, GBT’s ability to make such distributions and pay or reimburse such expenses may be subject to various limitations and restrictions, including but not limited to, restrictions in debt documents and the applicable provisions of Jersey law including, but not limited to, the obligation of the GBT Board to declare a 12-month forward-looking cash flow solvency statement in accordance with the Companies (Jersey) Law 1991, prior to the declaration of a distribution. Subsidiaries of GBT are also generally subject to similar or other types of legal limitations on their ability to make distributions that would have the effect of rendering them insolvent.

Under the New Shareholders Agreement, for as long as American Express “controls” PubCo under the BHC Act, PubCo must provide prior notice to Amex HoldCo before it and its subsidiaries may engage in certain new activities, investments and acquisitions, subject to exceptions for certain pre-approved new products and services, and Amex HoldCo may veto such new activities, investments and acquisitions if, after cooperating with PubCo for a period of time to reach a mutually agreeable solution, Amex HoldCo reasonably concludes that such new activities, investments and acquisitions would have an adverse effect on Amex HoldCo’s regulatory status under applicable banking laws.

The New Shareholders Agreement permits American Express to take, or require PubCo to take (in American Express’s sole discretion), certain actions to terminate its deemed “control” of PubCo under the BHC Act upon the occurrence of any of the “Amex Exit Conditions” specified in the New Shareholders Agreement.

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If an Amex Exit Condition occurs, American Express may exercise any of the following remedies to terminate its deemed “control” of PubCo for purposes of the BHC Act:

•	Require PubCo to issue to American Express in exchange for its shares of Class A Common Stock and/or Class B Common Stock, as the case may be, an equal number of shares of PubCo Class A-1 Preferred Stock, par value $0.00001 per share (“Class A-1 Preferred Stock”) and PubCo Class B-1 Preferred Stock, par value $0.00001 per share (“Class B-1 Preferred Stock”), respectively, which are non-voting;

•	Exercise demand registration rights under the Registration Rights Agreement without regard to most restrictions and limitations on the exercise of demand registration rights thereunder; or have no obligation to renew such co-brands or support any future co-brands once the amended and restated trademark license agreement is terminated).

•	Transfer some or all of its shares of PubCo or GBT without regard to most transfer restrictions and limitations that would otherwise apply in connection with a transfer of such shares.

If an Amex Exit Condition occurs and American Express is required to or chooses to terminate its deemed “control” of PubCo under the BHC Act, American Express will have the sole right to determine what approach or option to take to achieve a decontrol position, subject to a requirement to use commercially reasonable efforts and consult with PubCo in good faith to minimize costs and maximize tax efficiency for both American Express and PubCo. In addition, if PubCo makes a “PubCo Election” (as defined in the New Shareholders Agreement), Amex HoldCo may, at its option, terminate the amended and restated trademark license agreement between GBT Travel Services UK Limited, a private company with limited liability organized under the laws of the England and Wales (“GBT UK”) (and certain of its affiliates) and American Express, subject to the two-year transition period set forth therein (including termination of the “Payment Provider Obligations” referred to in the amended and restated trademark license agreement and the American Express exclusivity obligations to PubCo and its affiliates and Pubco’s and its affiliates’ other exclusivity obligations to American Express under the operating agreements between GBT UK (and its affiliates, where applicable) and American Express; provided, however, that PubCo’s co-brand obligations with respect to the existing co-brands will continue on their current terms until the existing termination dates of such agreements; provided, further, that PubCo and its affiliates will have no obligation to renew such co-brands or support any future co-brands once the amended and restated trademark license agreement is terminated).

The foregoing description of the New Shareholders Agreement does not purport to be complete and is qualified in its entirety by the full text of the New Shareholders Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Sponsor Side Letter Amendment

As previously disclosed, in connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, the Insiders, APSG and Legacy GBT entered into a side letter (the “Sponsor Side Letter”) which, among other things, contain certain restrictions on the transfer by the Sponsor and the Insiders with respect to the Class A Common Stock issued to each of them at the Closing. The Sponsor and the Insiders are not permitted to transfer their Class A Common Stock, subject to certain permitted exceptions, until the earlier to occur of (a) one year following the Closing and (b) the date which the VWAP of Class A Common Stock exceeds $12.00 per share for any 20 trading days within a period of 30 consecutive trading days.

In connection with the Closing, APSG, Legacy GBT, Sponsor and certain of its insiders entered into an amendment to the Sponsor Side Letter (the “Sponsor Side Letter Amendment”), to subject an additional approximately 10% of Sponsor’s Class A Common Stock that would have immediately vested at the Closing to a vesting condition that the VWAP of the Company's Class A common stock exceeds $12.50 for any 20 trading days in a period of 30 consecutive trading days within five years of Closing.

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After giving effect to the Sponsor Side Letter Amendment, 12,268,186 of the Class A Common Stock issued to Sponsor at the Closing (such shares, which for the avoidance of doubt do not include any shares of Class A Common Stock issued to Sponsor in connection with the PIPE Investment (as defined below) or any Syndicate Shares (as defined in the Proxy Statement/Prospectus), the “Sponsor Shares”) immediately vested without restrictions and 8,077,064 of the Sponsor Shares were deemed unvested subject to certain triggering events to occur within five years following the Closing (the “Sponsor Side Letter Vesting Period”). If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A Common Stock is greater than or equal to $12.50 for any 20 trading days within a period of 30 consecutive trading days, 4,720,098 of the unvested Sponsor Shares will vest. If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A Common Stock is greater than or equal to $15.00 for any 20 trading days within a period of 30 consecutive trading days the remaining 3,356,966 of the unvested Sponsor Shares will vest. To the extent that either of the aforementioned triggering events do not occur within the Sponsor Side Letter Vesting Period, such Sponsor Shares will be forfeited to and terminated by PubCo. For the avoidance of doubt, any Class A Common Stock purchased by the Sponsor in connection with the PIPE Investment will not be subject to the vesting or transfer restrictions described above.

The registered holder(s) of the unvested Sponsor Shares continue to be entitled to all of the rights of ownership thereof, including the right to vote and receive dividends and other distributions in respect thereof. The number of shares and the price targets listed above will be equitably adjusted for stock splits, reverse stock splits, dividends (cash or stock), reorganizations, recapitalizations, reclassifications, combinations or other like changes or transactions with respect to the Class A Common Stock occurring after the Closing.

The foregoing description of the Sponsor Side Letter Amendment does not purport to be complete and is qualified in its entirety by the full text of the Sponsor Side Letter Amendment, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

PubCo 2022 Equity Incentive Plan

At the Shareholder Meeting, the APSG shareholders approved the Global Business Travel Group, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan was previously approved, subject to shareholder approval, by the APSG board of directors.

47,870,291 total shares (the “2022 Plan Reserve”) are available for issuance pursuant to awards granted under the 2022 Plan, which is also the maximum number of shares that may be issued in respect of incentive stock options. The 2022 Plan Reserve will also be increased by the number of shares underlying the portion of an award granted under the PubCo MIP (as defined below) that is cancelled, terminated or forfeited or lapses after the effective date of the 2022 Plan. Shares issued by us in connection with the assumption or substitution of outstanding grants or under certain stockholder approved plans from an acquired company will not reduce the number of shares available for awards under the 2022 Plan. Shares underlying the portion of an award that is forfeited or otherwise terminated for any reason whatsoever, in any case, without the issuance of shares, will be added back to the number of shares available for grant under the 2022 Plan.

Under the 2022 Plan, no non-employee director may be paid, issued, or granted in any one calendar year, compensation exceeding $750,000 in the aggregate. Shares issued under the 2022 Plan may, at the election of the PubCo Board, be (i) authorized but previously unissued shares or (ii) shares previously issued and outstanding and reacquired by PubCo.

The 2022 Plan is described in greater detail in the proxy statement/prospectus included in APSG’s Registration on Form S-4 (File No. 333-261820) (the “Proxy Statement/Prospectus”) in the section titled “The Equity Incentive Plan Proposal” which information is incorporated herein by refence. That summary and the foregoing description of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2022 Plan, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

PubCo Employee Stock Purchase Plan

At the Shareholder Meeting, the APSG shareholders approved the Global Business Travel Group, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to shareholder approval, by the APSG board of directors.

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11,068,989 total shares (the “ESPP Cap”) are initially available for purchase under the ESPP. On January 1 of each year during which the ESPP is in effect, commencing on January 1, 2023, the number of shares available for purchase under the ESPP will be automatically increased by the lesser of (x) the ESPP Cap, (y) 1% of the number of shares of all common stock outstanding as of the immediately preceding December 31 (calculated on a fully diluted basis, including derivative securities of PubCo and securities of GBT that may become convertible for equity securities of PubCo), and (z) such lesser number of shares as the PubCo Board may determine, in each case, subject to equitable adjustment to reflect certain corporate events. Shares issued under the ESPP may be shares already outstanding or newly issued or treasury shares. Notwithstanding the foregoing or anything contained in the ESPP to the contrary, not more than 12% of the fully diluted number of shares of all classes of PubCo (including derivative securities of PubCo and securities of GBT that may become convertible into shares of PubCo), measured immediately after the Closing (post-money and post-conversion) may be issued under the portion of the ESPP that is intended to be qualified under Section 423 of the Code, and not more than 12% of the fully diluted number of shares of all classes of PubCo (including derivative securities of PubCo and securities of GBT that may become convertible into shares of PubCo), measured immediately after the Closing (post-money and post-conversion) may be issued under the portion of the ESPP that is not intended to be qualified under Section 423 of the Code.

The ESPP is described in greater detail in the Proxy Statement/Prospectus in the section titled “The ESPP Proposal” beginning on page 229. That summary and the foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the text of the ESPP, which is filed as Exhibit 10.9 hereto and incorporated herein by reference.

Commercial Arrangements with American Express

In June 2014, in connection with, and as part of, the formation of a joint venture (the “JV”) comprising the Legacy GBT operations established by American Express in June 2014 with a predecessor of Juweel, which represents a group of institutional investors led by an affiliate of Certares Management LLC, GBT US LLC, a wholly-owned subsidiary of Legacy GBT, entered into a trademark license agreement (the “Trademark License Agreement”) with American Express pursuant to which GBT US LLC was granted a license for GBT US, GBT III B.V., a private company with limited liability organized under the laws of the Netherlands (“GBT III B.V.”), all wholly-owned subsidiaries of GBT III B.V. and other permitted sublicensees to license the American Express trademarks used in the American Express Global Business Travel and American Express Meetings & Events brands for business travel, business consulting and meetings and events businesses on an exclusive and worldwide basis.

Before the consummation of the Business Combination, on May 27, 2022, the parties amended and restated the Trademark License Agreement (the “A&R Trademark License Agreement”) to grant GBT Travel Services UK Limited (“GBT UK”) a long-term, 11-year license (unless earlier terminated or extended) pursuant to which GBT UK, all wholly owned operating subsidiaries of PubCo and other permitted sublicensees will continue to license the American Express trademarks used in the American Express Global Business Travel brand, transition the American Express Meetings & Events brand to the American Express GBT Meetings & Events brand, and license the American Express trademarks used in the American Express GBT Meetings & Events brand for business travel, meetings and events, business consulting and other services related to business travel (“Business Travel Services”). The A&R Trademark License Agreement also provides PubCo the flexibility to operate non-Business Travel Services businesses under brands that do not use any trademarks owned by American Express, subject to BHC Act permissibility and other requirements.

In June 2014, in connection with, and as part of, the formation of the JV, GBT III B.V. entered into a series of commercial arrangements on an arm’s-length basis with affiliates of American Express. These arrangements included, among other things, American Express’ oversight of certain legal compliance functions of GBT’s business, services in support of American Express’ consumer services and consumer travel businesses, including GBT’s support of certain American Express partnerships and the parties’ joint negotiation with travel suppliers, American Express card acceptance by GBT as an American Express card merchant, the strategic relationship between GBT and American Express’ corporate payments/commercial services business, including lead generation, joint client services and product development, and data sharing, the provision of business travel and meetings and events services by GBT to American Express, the provision of corporate payments services by American Express to GBT and participation in the American Express Membership Rewards Program for the provision of bonus points to qualifying GBT clients.

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In anticipation of, and effective upon, the consummation of the Business Combination, the parties amended the terms of certain of these commercial arrangements (such agreements, as amended and collectively with the A&R Trademark License Agreement, the “Amended Amex Commercial Agreements”) by providing for the following:

•	GBT UK (including American Express-branded and non-American Express branded businesses of PubCo) continues to be committed to: (i) solely and exclusively offer, promote and market American Express payment product solutions to any current, future or potential client of PubCo; (ii) make available American Express products and services as the default and/or primary payment option when a client or its personnel use or otherwise select a payment method on GBT’s platform; (iii) solely and exclusively make available American Express payments products, including the American Express corporate card, to our own personnel; (iv) not directly or indirectly offer, promote, market or provide any scorecard or travel-related benefit to or through certain American Express competitors, third party travel agency or other third party, in each case as a card member benefit; and/or (v) not permit any consumer travel agency (other than American Express’ Travel and Lifestyle Services division) to use GBT’s travel volume as a means of obtaining any scorecard or travel-related benefit for purposes of providing such travel-related benefit, in each case as a card member benefit (such obligations in (i) through (v), collectively, the “GBT Exclusivity Obligations”). However, GBT may accept payments from other providers and may develop technical integration of products that support payments made via other payment providers.

•	American Express exclusively uses GBT as its business travel and meetings and events provider for so long as the GBT Exclusivity Obligations remain in place.

•	American Express exclusively submits business travel and meetings and events leads to GBT, but will not be foreclosed from receiving leads from any third party.

•	American Express is restricted from entering into any exclusive agreements or otherwise exclusively partnering with specified categories of GBT’s competitors for the development and delivery of Business Travel Services.

•	GBT continues to support certain pre-Closing American Express partnerships, renewals of those relationships, and certain new partnerships, each on mutually acceptable terms.

•	GBT and American Express collaborate on mutually beneficial growth opportunities on mutually beneficial terms, including the expansion of their global lead generation partnership and joint client value proposition and retention.

•	GBT continues to accept the American Express card as an American Express card merchant as long as the license of the American Express trademarks used in our brands is in effect.

The foregoing description of the Amended Amex Commercial Agreements does not purport to be complete and is qualified in its entirety by the full text of the Amended Amex Commercial Agreements, copies of which are attached hereto as Exhibits 10.27 through 10.30 and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, which is incorporated into this Section 2.01 by reference, on May 25, 2022, APSG held the Shareholder Meeting, at which the APSG shareholders considered and adopted, among other matters, a proposal to approve the Business Combination Agreement and the Transactions. On May 27, 2022, the parties consummated the Business Combination. In connection with the Closing, APSG changed its name from Apollo Strategic Growth Capital to Global Business Travel Group, Inc.

Holders of 77,514,764 shares of APSG’s public shares that were sold in the APSG’s initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from APSG’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination, which was approximately $776 million in the aggregate.

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Pursuant to subscription agreements entered into in connection with the Business Combination Agreement (collectively, the “PIPE Subscription Agreements”), certain investors (the “PIPE Investors”) subscribed for an aggregate of 32,350,000 newly-issued shares of Class A Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $323.5 million (the “PIPE Investment”). At the Closing, the Company consummated the PIPE Investment. On the Closing date, one investor did not fund its $12.0 million committed amount under its PIPE Subscription Agreement.

After giving effect to the Transactions and the consummation of the PIPE Investment there are currently 56,945,033 shares of Class A Common Stock issued and outstanding, 394,448,481 shares of Class B Common Stock issued and outstanding, 36,535,801 stock options to purchase Class A Common Stock (“Pubco MIP Options”) issued and outstanding and 39,451,134 warrants to purchase Class A Common Stock (“PubCo Warrants”) issued and outstanding.

The Class A Common Stock and PubCo warrants commenced trading on The New York Stock Exchange (the “NYSE”) under the symbols “GBTG” and “GBTG.WS,” respectively, on May 31, 2022.

As noted above, an aggregate of $776 million was paid from the APSG’s trust account to holders that properly exercised their right to have public shares redeemed, and the remaining balance of approximately $42 million was released to the Company.

A description of the treatment of the equity of APSG and Legacy GBT prior to the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal – General Description of the Business Combination” on page 144, which is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as APSG was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward-looking statements.” Statements regarding the expectations regarding the combined business are “forward-looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “suggests,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	The expected benefits of the Business Combination;

•	the projected financial information, anticipated growth rate and market opportunity of PubCo;

•	GBT’s ability to maintain its existing relationships with customers and suppliers and to compete with existing and new competitors in existing and new markets and offerings;

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•	various conflicts of interest that could arise among us, affiliates and investors;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

•	our directors and officers potentially having conflicts of interest with our business or in approving the Business Combination, as a result of which they would receive compensation;

•	intense competition and competitive pressures from other companies in the industry in which the combined company will operate;

•	factors relating to the business, operations and financial performance of GBT, including market conditions and global and economic factors beyond GBT’s control;

•	the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, the travel industry, travel trends and the global economy generally;

•	costs related to the Business Combination;

•	the sufficiency of GBT’s cash, cash equivalents and investments to meet its liquidity needs;

•	the global travel industry;

•	political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in person business meetings and demand for travel and GBT’s services);

•	the effect of legal, tax and regulatory changes.

The forward-looking statements contained in this Current Report on Form 8-K are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of Legacy GBT prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Business of GBT” beginning on page 263, and that information is incorporated herein by reference.

Risk Factors

The risk factors related to GBT’s business and operations and the Business Combination are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 60, and that information is incorporated herein by reference.

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Financial Information

Reference is made to (a) the disclosure in the Proxy Statement/Prospectus in the sections titled “Selected Historical Consolidated and Combined Financial Information of GBT” beginning on page 53 and (b) the disclosure in item 9.01 of this Current Report on Form 8-K are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to (a) the disclosure contained in the Proxy Statement/Prospectus in the sections titled “APSG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 294 and “GBT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 298 and (b) the information contained in Management Discussion and Analysis of Financial Condition and Results of Operations of Legacy GBT as of and for the three months ended March 31, 2022, are attached hereto as Exhibit 99.2, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Qualitative and Quantitative Disclosures about Market Risk” on pages 297 and 320, which is incorporated herein by reference.

Properties

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Business of GBT – Facilities” on page 291, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of PubCo common stock as of the Closing Date by:

•	each person who is the beneficial owner of more than 5% of issued and outstanding shares of Class A Common Stock or Class B Common Stock;

•	each of PubCo’s current named executive officers and directors; and

•	all executive officers and directors of PubCo as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of PubCo common stock is based on 56,945,033 shares of Class A Common Stock and 394,448,481 shares of Class B Common Stock outstanding as of the Closing Date.

Unless otherwise indicated, PubCo believes that each person named in the table below has sole voting and investment power with respect to all shares of PubCo common stock beneficially owned by them.

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	PubCo Class A Common Stock Beneficially Owned		PubCo Class B Common Stock Beneficially Owned(1)		Combined Total Voting Power
Name of Beneficial Owner(2)	Shares	Percent	Shares	Percent	Percent
Five Percent Holders
Juweel(3)	—	—	162,388,084	41.2%	36.0%
American Express Company(4)	—	—	157,786,199	40.0%	35.0%
Expedia(5)	—	—	74,274,198	18.8%	16.5%
APSG Sponsor, L.P.(6)	34,569,384	60.7%	—	—	7.7%
Marshall Wace LLP(7)	6,109,059	10.7%	—	—	1.4%
Empyrean Capital Overseas Master Fund, Ltd.(8)	4,696,981	8.2%	—	—	1.0%
Bank of Montreal(9)	4,144,754	7.3%	—	—	0.9%
PubCo Directors and Named Executive Officers					—
Paul Abbott	—	—	—	—	—
Andrew George Crawley	—	—	—	—	—
Michael Qualantone(10)	1,535,784	2.7%	—	—	0.3%
James P. Bush	—	—	—	—	—
Gloria Guevara Manzo	—	—	—	—	—
Eric Hart	—	—	—	—	—
Raymond Donald Joabar	—	—	—	—	—
Michael Gregory O'Hara	—	—	—	—	—
Richard Petrino	—	—	—	—	—
Mohammed Saif S.S. Al-Sowaidi	—	—	—	—	—
Itai Wallach	—	—	—	—	—
Susan Ward	—	—	—	—	—
Kathleen Winters	—	—	—	—	—
PubCo Directors and Executive Officers as a Group (20 Individuals)(10)	6,304,425	11.1%	—	—	1.4%

*	Less than 1%

(1)	The Continuing JerseyCo Owners (or certain permitted transferees thereof) have the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or, in certain limited circumstances, at the option of the Exchange Committee, for cash (based on the VWAP of the shares of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date); however, the beneficial ownership table assumes the ownership of the Continuing JerseyCo owners immediately following the Closing without giving effect to any such exchanges.

(2)	The business address of Itai Wallach is c/o Apollo Strategic Growth Capital, 9 West 57th Street, 43rd Floor New York, NY 10019. The business address of each director and executive officer of PubCo (other than Mr. Wallach) is c/o GBT JerseyCo Limited, 666 3rd Avenue, 4th Floor, New York, NY 10172.

(3)	Juweel is managed by its board of directors. The business address of Juweel is 350 Madison Avenue, 8th Floor, New York, NY 10017.

(4)	Consists of securities held of record by American Express Travel Holdings Netherlands Coöperatief U.A., an indirect, wholly-owned subsidiary of American Express. The principal business address of this entity is 200 Vesey Street, New York, NY 10285.

(5)	Expedia is a direct, wholly-owned subsidiary of Expedia Group, Inc. The business address of such parties is 1111 Expedia Group Way W., Seattle, Washington 98119.

(6)	Numbers and percentages include 12,224,134 PubCo warrants, which, beginning 30 days following the Closing, may be exercised for 12,224,134 shares of Class A Common Stock. Sponsor is managed by affiliates of Apollo. AP Caps II Holdings GP, LLC (“Holdings GP”) is the general partner of Sponsor. Apollo Principal Holdings III, L.P. (“Principal III”) is the sole member of Holdings GP. Apollo Principal Holdings III GP, Ltd. (“Principal III GP”) serves as the general partner of Principal III. Messrs. Marc Rowan, Scott Kleinman and James Zelter are the directors of Principal III GP and as such may be deemed to have voting and dispositive control of the securities held of record by Sponsor. The address of Sponsor, Holdings GP, Principal III and Principal III GP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(7)	Based solely upon the Schedule 13G filed with the SEC on February 14, 2022 by Marshall Wace LLP. The business address of Marshall Wace LLP is George House, 131 Sloane Street, London, SW1X 9AT, UK.

(8)	Based solely upon the Schedule 13G/A filed with the SEC on May 2, 2022 by Empyrean Capital Overseas Master Fund, Ltd., Empyrean Capital Partners, LP and Amos Meron, each of which shares voting and dispositive power with respect to the reported shares shown above. The business address of such parties is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(9)	Based solely upon the Schedule 13G filed with the SEC on February 15, 2022 by Bank of Montreal. The business address of Bank of Montreal is 100 King Street West, 21st Floor, Toronto, M5X 1A1, Ontario, Canada.

(10)	Shares consist of vested and unvested PubCo MIP Options that are exercisable within 60 days from the date of this Current Report on Form 8-K.

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Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination” beginning on page 344, and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination – Independence of the PubCo Board” beginning on page 346, and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the board of directors immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination – Board Committees” beginning on page 348, and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Legacy GBT before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “GBT’s Director and Executive Compensation” beginning on page 334, and that information is incorporated herein by reference.

At the Shareholder Meeting, the APSG shareholders approved the 2022 Plan. The description of the 2022 Plan is set forth in the Proxy Statement/Prospectus section entitled “The Equity Incentive Plan Proposal” beginning on page 220, which is incorporated herein by reference. The disclosure set forth under the heading “PubCo Equity Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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At the Shareholder Meeting, the APSG shareholders approved the ESPP. The description of the ESPP is set forth in the Proxy Statement/Prospectus section entitled “The ESPP Proposal” beginning on page 229, which is incorporated herein by reference. The disclosure set forth under the heading “PubCo ESPP” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of Legacy GBT and of APSG before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the sections titled “GBT’s Director and Executive Compensation” on page 334 and “Information About APSG” on page 260, respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” beginning on page 356, and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information about APSG – Legal Proceedings” on page 261 and “Information about GBT – Legal Proceedings” on page 292, and that information is incorporated herein by reference.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

As of the Closing Date, there were approximately 18 registered holders of our Class A Common Stock.

Our Class A Common Stock and public warrants began trading on NYSE under the ticker symbols “GBTG” and “GBTG.WS,” respectively, on May 31, 2022.

We have not paid any cash dividends on shares of our Class A Common Stock to date. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Because PubCo is a holding company and has no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends will be limited by covenants in its existing indebtedness and may be limited by the agreements governing other indebtedness that it or its subsidiaries incur in the future.

Recent Sales of Unregistered Securities

The disclosure set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Description of Company’s Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of PubCo Securities” beginning on page 367, and that information is incorporated herein by reference.

Immediately following the Closing, the authorized capital stock of the Company included (a) 3,000,000,000 shares of Class A Common Stock, (b) 3,000,000,000 shares of Class B Common Stock, (c) 20,420,250 shares of Class X Common Stock and (d) 6,010,000,000 shares of Preferred Stock.

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Indemnification of Officers and Directors

PubCo entered into indemnification agreements with each of its directors and executive officers on May 27, 2022 to indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

PIPE Investment

As disclosed above, in connection with the Transactions and immediately prior to the Closing, a total of 32,350,000 shares of Class A Common Stock were issued for $323,500,000 in cash pursuant to the PIPE Subscription Agreements in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Pursuant to the PIPE Subscription Agreements, PubCo is required to submit or file with the SEC, within (i) 30 calendar days after the Closing or (ii) 90 calendar days following PubCo’s most recent fiscal year end if audited financials for the year ended December 31, 2021 are required to be included, a registration statement on Form S-1 or Form S-3, as applicable (“Shelf”), covering the resale of the Class A Common Stock issued pursuant to the PIPE Subscription Agreements and to use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 90 calendar days if the SEC notifies PubCo that it will “review” the Shelf) after the filing thereof and (ii) the 10th business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf will not be “reviewed” or will not be subject to further review.

Other Subscriptions and Distributions

The information set forth in Item 1.01 in the section entitled “Subscriptions and Distributions” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. In connection with the Closing, the Company issued 394,448,481 shares of Class B Common Stock to the Continuing JerseyCo Owners.

B Ordinary Share Exchange

The information set forth in Item 1.01 in the section entitled “Exchange Agreement” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Also, as disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), PubCo is the successor issuer to APSG and has succeeded to the attributes of APSG as the registrant. In addition, the shares of our Class A Common Stock, as the successor to APSG, are deemed to be registered under Section 12(b) of the Exchange Act.

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The Class A Common Stock and PubCo warrants are listed on the NYSE under the symbols “GBTG” and “GBTG.WS,” respectively.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth under the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officers and Directors

In connection with the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, the executive officers of APSG ceased serving in such capacity, and Sanjay Patel, Scott Kleinman, Jennifer Fleiss, Mitch Garber and James H. Simmons III ceased serving on APSG’s board of directors.

Effective as of the consummation of the Business Combination, Paul Abbott, Eric Hart and Kathleen Winters were appointed as Class I directors, James P. Bush, Richard Petrino, Mohammed Saif S.S. Al-Sowaidi and Susan Ward were appointed as Class II directors and Gloria Guevara Manzo, Raymond Donald Joabar, Michael Gregory (Greg) O’Hara and Itai Wallach were appointed as Class III directors, each to serve until the end of their respective terms and until their successors are elected and qualified.

Effective as of the consummation of the Business Combination, Paul Abbot was appointed as PubCo’s Chief Executive Officer, Andrew George Crawley was appointed as PubCo’s Chief Commercial Officer, Martine Gerow was appointed as PubCo’s Chief Financial Officer and Christopher Van Vliet was appointed as PubCo’s Chief Accounting Officer.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Management Following the Business Combination” beginning on page 344 for biographical information about each of the Company’s directors and executive officers following the Business Combination, which is incorporated herein by reference.

Christopher Van Vliet served as the Controller of Legacy GBT since April, 2015, responsible for the controllership and financial reporting activities, including oversight of accounting policies, internal controls, treasury, and corporate accounting transactions. Mr. Van Vliet was appointed Controller of PubCo, which is PubCo’s principal accounting officer, at the Closing. Prior to joining Legacy GBT in 2015, Mr. Van Vliet served as Assistant Controller at Travelport where he led the accounting team through the Travelport IPO in 2014.  He has also held various positions within the SEC Reporting teams at Avis Budget and Cendant Corporation.  Mr. Van Vliet began his career as an auditor at Deloitte in New York City. Mr. Van Vliet received his B.A in accounting and MBA from the State University of New York at Buffalo.

A description of the compensation of the named executive officers and directors of Legacy GBT before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “GBT’s Director and Executive Compensation” beginning on page 334, and that information is incorporated herein by reference.

Employment Agreements with Our Named Executive Officers

Legacy GBT entered into an employment agreement with Paul Abbott dated June 5, 2020. The employment agreement will remain in effect unless terminated by either party upon 26 weeks’ notice by Mr. Abbott or 52 weeks’ notice by us, or upon an earlier termination due to breach of the agreement by Mr. Abbott.

Legacy GBT entered into an employment agreement with Andrew Crawley dated November 26, 2019, in connection with Mr. Crawley’s assumption of the role of Chief Commercial Officer on April 1, 2020. The employment agreement will remain in effect unless terminated by either party upon 26 weeks’ notice, or upon an earlier termination due to breach of the agreement by Mr. Crawley.

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Legacy GBT entered into an employment letter with Michael Qualantone, effective April 1, 2019, that provides for at-will employment with GBT US LLC.

A description of the employment agreements entered into with our named executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “GBT’s Director and Executive Compensation – Employment Agreements with Our Named Executive Officers” beginning on page 336, and that information is incorporated herein by reference. The foregoing description of the employment agreements is qualified in its entirety by reference to the text of the plans and the form of award agreements thereunder attached hereto as Exhibits 10.10 through 10.12.

Severance Protection Agreements and Amendments with Our Named Executive Officers

Prior to Closing, Legacy GBT entered into severance protection agreements and amendments with certain of our executive officers, including our named executive officers, that became effective upon the Closing and which provide for certain severance payments and benefits if the executive’s employment is terminated by PubCo or its applicable affiliate without cause or due to the executive’s disability (and not due to death) or if the executive resigns employment for good reason (in either case, a “qualifying termination”).

A description of the severance protection agreements and amendments entered into with our named executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “Interests of GBT’s Directors and Executive Officers in the Business Combination – Severance Protection Agreements and Amendments with Executive Officers of GBT” beginning on page 208, and that information is incorporated herein by reference. The foregoing description of the severance protection agreements and amendments is qualified in its entirety by reference to the text of the plans and the form of award agreements thereunder attached hereto as Exhibits 10.13 through 10.15.

Executive Long-Term Cash Incentive Plans

Legacy GBT has granted long-term cash incentive awards to certain of our executive officers, including our named executive officers, under each of the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan and the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan. A description of the long-term cash incentive awards granted to our named executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “Interests of GBT’s Directors and Executive Officers in the Business Combination – GBT JerseyCo Limited 2021 Executive Long-Term Incentive Plan” beginning on page 207 and the section “GBT’s Director and Executive Compensation – GBT JerseyCo Limited 2020 Long-Term Incentive Plan” beginning on page 340, and that information is incorporated herein by reference. The foregoing description of the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan and the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan is qualified in its entirety by reference to the text of the plans and the form of award agreements thereunder attached hereto as Exhibits 10.21 through 10.26.

Amended & Restated Global Business Travel Group, Inc. Management Incentive Plan

Upon the Closing, PubCo adopted the Amended & Restated Global Business Travel Group, Inc. Management Incentive Plan (the “PubCo MIP”) which supersedes the predecessor the Legacy GBT Management Incentive Plan, as amended and restated on December 2, 2021 (the “Legacy GBT MIP”). A description of the Legacy MIP is set forth in the Proxy Statement/Prospectus in the section titled “Interests of GBT’s Directors and Executive Officers in the Business Combination – GBT JerseyCo Limited Amended & Restated Management Incentive Plan” beginning on page 205. Pursuant to the terms of the Legacy GBT MIP, all options granted under the Legacy GBT MIP that were outstanding at the Closing were converted into options to purchase shares of Common Stock of PubCo (“PubCo MIP Options”) and were treated as if they were originally granted under the PubCo MIP. Generally, the vesting and forfeiture terms of the PubCo MIP Options held by executive officers of GBT continue to be the same as provided under the Legacy GBT MIP, as described below.

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Under the PubCo MIP, all unexercised PubCo MIP Options, whether vested or unvested, expire on the tenth anniversary of their grant date, unless earlier cancelled, such as in connection with a termination of employment. PubCo MIP Options granted to our executive officers in December 2021 vest one-third annually over a three-year period and all other PubCo MIP Options generally vest annually at the rate of 20% per year, in each case, generally subject to continued service on the applicable vesting date.

Upon a termination of employment by PubCo or its affiliates without cause or a resignation for good reason by the participant (in each case, other than in connection with a change in control), the portion of PubCo MIP Options held by our executive officers that was granted in December 2021 and that is then outstanding and was scheduled to vest during the period the participant is entitled to receive severance payments or benefits under any employment or severance agreement with PubCo or its affiliates as a result of a termination by PubCo or its affiliates without cause or a resignation for good reason (the “severance period”) will continue to vest on the applicable vesting date during the severance period. Upon a termination of employment due to death, all outstanding and unvested PubCo MIP Options held by our executive officers that were granted in December 2021 will immediately vest in full. Upon a termination of employment due to retirement or disability, the portion of PubCo MIP Options held by our executive officers that was granted in December 2021 and that is then outstanding and was scheduled to vest on the next anniversary of the grant date immediately following such termination due to disability or retirement will vest in full on such scheduled vesting date.

The portion of the PubCo MIP Options held by our executive officers that was granted in December 2021 and that is or becomes vested and exercisable as of or after the date of a termination of employment by PubCo or its affiliates without cause, due to death or disability, resignation for good reason or due to retirement (in each case, other than in connection with a change of control) will remain exercisable until the earlier of (i) the later of the eighteen month anniversary of the Business Combination and the date that is one year after the date of termination of employment (or in the case of a termination without cause or resignation for good reason, one year after the last day of the participant’s severance period (which period may be longer in the event of certain corporate transactions)) and (ii) the tenth anniversary of the applicable grant date, in each case, subject to earlier termination in accordance with the terms of the PubCo MIP and the applicable award agreement; provided, however, that if such termination of employment occurs prior to the six month anniversary of the Business Combination, then no portion of such PubCo MIP Option held by our executive officers will become exercisable (even if vested) before the first date immediately following the six month anniversary of such Business Combination. In the event that the participant incurs (a) a termination of employment by PubCo or its affiliates without cause within 60 days before, or within 18 months after, a change in control of PubCo or its affiliates or (b) a termination of employment as the result of participant’s death or disability or by the participant for good reason, in each case, within 18 months after a change in control of PubCo or its affiliates, then in each such case, the portion of the PubCo MIP Option granted in December 2021 that is then outstanding and unvested will immediately become vested and exercisable (or in the case that a change in control occurs after such eligible termination of employment, will become vested and exercisable upon the occurrence of the change in control) and such PubCo MIP Option will remain exercisable until the earlier of (x) the first anniversary of such termination of employment and (y) the tenth anniversary of the applicable grant date.

With respect to all PubCo MIP Options granted to our executive officers prior to December 2021, (i) upon a termination of employment without cause (other than within 12 months after a change in control), the unvested portion of the PubCo MIP Option will continue to vest for six months after such termination (PubCo MIP Options that become so vested remain exercisable for 90 days following the applicable vesting date, but not beyond the tenth anniversary of the applicable grant date), (ii) upon a termination of employment due to death or disability, the unvested portion of the PubCo MIP Option will continue to vest for one year after such termination (PubCo MIP Options that become so vested remain exercisable for one year following the applicable vesting date, but not beyond the tenth anniversary of the applicable grant date) and (iii) upon a termination of employment without cause or for good reason, in each case, within 12 months after a change in control, the PubCo MIP Option will vest in full and remain exercisable until the tenth anniversary of the applicable grant date. Any such PubCo MIP Options that were vested as of such termination of employment will remain exercisable for 90 days following a termination without cause and for 12 months following a termination due to death or disability, but in no event beyond the tenth anniversary of the applicable grant date.

“Change in Control” under the PubCo MIP continues to have the same meaning as under the predecessor Legacy GBT MIP. For avoidance of doubt, the Business Combination will not constitute a change in control under the PubCo MIP.

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The foregoing description does not purport to be complete and is qualified in its entirety by reference to the PubCo MIP and the form award agreements attached hereto as Exhibits 10.16 through 10.20.

PubCo 2022 Equity Incentive Plan

The disclosure set forth under the heading “PubCo 2022 Equity Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

PubCo ESPP

The disclosure set forth under the heading “PubCo ESPP” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the change of APSG’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, immediately prior to the Business Combination, APSG filed the Certificate of Incorporation of PubCo, and the Certificate of Designations for the Class A-1 Preferred Stock and the Certificate of Designations for the Class B-1 Preferred Stock (collectively, the “PubCo Delaware Certificate”) with the secretary of state of the State of Delaware and adopted the Bylaws of PubCo (“PubCo Delaware Bylaws”). The material terms of the PubCo Delaware Certificate and the PubCo Delaware Bylaws are described in the Proxy Statement/Prospectus in the sections entitled “The Amendment Proposal” beginning on page 127, “The Unbundling Precatory Proposals” beginning on page 129, “Comparison of Corporate Governance and Shareholder Rights” beginning on page 364 and “Description of PubCo’s Securities” beginning on page 367, each of which is incorporated by reference herein.

The foregoing description of the PubCo Delaware Certificate and the PubCo Delaware Bylaws does not purport to be complete and is qualified in its entirety by the terms and conditions of the PubCo Delaware Certificate and the PubCo Delaware Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in Proxy Statement/Prospectus in the sections titled “The Business Combination Proposal” beginning on page 144, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated financial statements of Legacy GBT as of December 31, 2021 and 2020 and for each of the years in the three year period ended December 31, 2021, and the related notes and report of independent registered public accounting firm thereto, are set forth in the Proxy Statement/Prospectus beginning on page F-28 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Legacy GBT as of March 31, 2022 and for the three months ended March 31, 2022 and March 31, 2021, and the related notes thereto are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

The audited consolidated financial statements of APSG as of and for the years ended December 31, 2021 and 2020, and the related notes and report of independent registered public accounting firm thereto, are set forth in the Proxy Statement/Prospectus beginning on page F-3 and are incorporated herein by reference.

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The disclosure contained in (a) the Proxy Statement/Prospectus in the section titled “GBT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 298 and (b) Management Discussion and Analysis of Financial Condition and Results of Operations of Legacy GBT as of and for the three months ended March 31, 2022, and the related notes thereto are attached hereto as Exhibit 99.2 and, in each case, are incorporated herein by reference.

The unaudited condensed consolidated financial statements of APSG as of and for the three months ended March 31, 2022 are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(b)	Pro forma financial information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

(c)	Exhibits.

Exhibit Number	Description
2.1	Business Combination Agreement, dated as of December 2, 2021, by and between Apollo Strategic Growth Capital and GBT JerseyCo Limited (incorporated by reference to Exhibit 2.1 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
3.1	Form of Certificate of Incorporation of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.2 to APSG’s current report on Form 8-K filed with the SEC on October 6, 2020).
3.2	Form of Bylaws of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.3 to APSG’s current report on Form 8-K filed with the SEC on October 6, 2020)
4.1	Warrant Agreement, dated October 1, 2020, between Apollo Strategic Growth Capital and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to APSG’s current report on Form 8-K filed with the SEC on October 6, 2020).
10.1	Form of PubCo Subscribed Ordinary Shares Subscription Agreement (incorporated by reference to Exhibit 10.1 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.2	Form of PubCo Class B Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.2 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.3	Form of PubCo Class B Common Stock Distribution Agreement, by and among GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and EG Corporate Travel Holdings LLC (incorporated by reference to Exhibit 10.11 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.4	Form of Amended & Restated Registration Rights Agreement entered into by and among Global Business Travel Group, Inc., APSG Sponsor, L.P. and the other parties thereto (incorporated by reference to Exhibit 10.10 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.5	Form of Exchange Agreement, by and among Global Business Travel Group, Inc., GBT JerseyCo Limited and equityholders of GBT JerseyCo Limited (incorporated by reference to Exhibit 10.7 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.6^	Form of Shareholders Agreement by and among by and among Global Business Travel Group, Inc., GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and EG Corporate Travel Holdings LLC (incorporated by reference to Exhibit 10.4 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.7	Sponsor Side Letter Amendment, dated May 28, 2022, by and among the Sponsor, the Insiders, APSG and Legacy GBT.
10.8	Global Business Travel Group, Inc. 2022 Equity Incentive Plan.

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10.9	Global Business Travel Group, Inc. Employee Stock Purchase Plan.
10.10	Employment Agreement, dated April 1, 2019, by and between GBT US LLC and Michael Qualantone (incorporated by reference to Exhibit 10.20 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.11	Employment Contract, dated November 26, 2019, by and between GBT Travel Services UK Limited and Andrew Crawley (incorporated by reference to Exhibit 10.21 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.12	Service Agreement, dated June 5, 2020, by and between GBT Travel Services UK Limited and Paul Abbott (incorporated by reference to Exhibit 10.22 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.13	Supplemental Severance Agreement, dated November 2, 2021, by and between GBT US LLC and Michael Qualantone (incorporated by reference to Exhibit 10.23 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.14	Supplemental Severance Agreement, dated December 2, 2021, by and between GBT Travel Services UK Limited and Andrew Crawley (incorporated by reference to Exhibit 10.24 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.15	Supplemental Severance Agreement, dated December 7, 2021, by and between GBT Travel Services UK Limited and Paul Abbott (incorporated by reference to Exhibit 10.25 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.16	Global Business Travel Group, Inc., Management Incentive Plan, amended and restated as of May 27, 2022.
10.17	Form of Time Based Option Award Agreement under the Global Business Travel Group, Inc., Management Incentive Plan.
10.18	Form of Time-Based Option Grant Agreement (United Kingdom) under the GBT JerseyCo Limited Amended and Restated Management Incentive Plan (incorporated by reference to Exhibit 10.34 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.19	Form of Time-Based Option Grant Agreement (United States) under the GBT JerseyCo Limited Amended and Restated Management Incentive Plan (incorporated by reference to Exhibit 10.35 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.20	Form of Time-Based Option Grant Agreement under the GBT JerseyCo Limited Management Incentive Plan (incorporated by reference to Exhibit 10.36 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.21	GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan, effective as of November 5, 2021 (incorporated by reference to Exhibit 10.37 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.22	Form of Award Agreement (United Kingdom) under the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.38 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.23	Form of Award Agreement (United States) under the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.39 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.24	GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan, effective as of November 5, 2020 (incorporated by reference to Exhibit 10.40 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.25	Form of Award Agreement (United Kingdom) under the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.41 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.26	Form of Award Agreement (United States) under the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.42 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.27^†	Form of Amended and Restated Trademark License Agreement, dated May 27, 2022, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited and, solely for the purposes of specified sections therein, GBT JerseyCo Limited, GBT US LLC, GBT III B.V. and Global Business Travel Group, Inc. (incorporated by reference to Exhibit 10.26 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

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10.28^†	Form of Consumer Services Operating Agreement, dated as of June 30, 2014, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited (as assignee of GBT III B.V.), as amended (incorporated by reference to Exhibit 10.27 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.28.1^†	Form of First Amendment to Consumer Services Operating Agreement, dated as of December 31, 2015, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.27.1 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.28.2^†	Form of Second Amendment to Consumer Services Operating Agreement, dated as of July 24, 2017, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.27.2 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.28.3	Form of Third Amendment to Consumer Services Operating Agreement, dated as of November 19, 2019, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.27.3 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.28.4^†	Form of Fourth Amendment to Consumer Services Operating Agreement, by and between American Express Travel Related Services Company, BT Inc. and G Travel Services UK Limited (as assignee of GBT III B.V.) (incorporated by reference to Exhibit 10.27.4 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.29^†	Form of Global Corporate Payments Operating Agreement, dated as of June 30, 2014, by and between American Express Travel Related Services Company, Inc., and GBT III B.V (incorporated by reference to Exhibit 10.28 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.29.1^†	Form of First Amendment to Global Commercial Services Operating Agreement, by and between American Express Travel Related Services Company, Inc., GBT III B.V. and GBT Travel Services UK Limited (incorporated by reference to Exhibit 10.28.1 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30^†	Form of Travel & Lifestyle Services Operating Agreement, dated as of June 30, 2014, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited (as assignee of GBT III B.V.), as amended (incorporated by reference to Exhibit 10.29 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.30.1^	Form of First Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of January 1, 2015, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.1 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30.2	Form of Second Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of December 31, 2018, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.2 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30.3	Form of Third Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of March 29, 2019, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.3 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30.4	Form of Fourth Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of April 29, 2019, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.4 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30.5^†	Form of Fifth Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of January 1, 2020, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.5 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).

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10.30.6^†	Form of Sixth Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of March 21, 2020, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.6 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.30.7^†	Form of Seventh Amendment to Travel & Lifestyle Services Operating Agreement, dated as of May 27, 2022, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited (as assignee of GBT III B.V.) (incorporated by reference to Exhibit 10.29.7 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
21.1	List of Subsidiaries.
99.1	The unaudited condensed consolidated financial statements of Legacy GBT as of March 31, 2022 and for the three months ended March 31, 2022 and March 31, 2021.
99.2	Management Discussion and Analysis of Financial Condition and Results of Operations of Legacy GBT as of and for the three months ended March 31, 2022
99.3	The unaudited condensed consolidated financial statements of APSG as of March 31, 2022 and for the three months ended March 31, 2022 (incorporated by reference to APSG’s Form 10-Q, filed with the SEC on May 9, 2022).
99.4	Unaudited Pro Forma Condensed Combined Financial Information of APSG and Legacy GBT as of and for the three months ended March 31, 2022 and the year ended December 31, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the exhibits and schedule to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

^	Certain portions of these Exhibits have been omitted in accordance with Regulation S-K Item 601 because they are both (i) not material to investors and (ii) the type of information that the Registrant customarily and actually treats as private or confidential, and have been marked with ‘‘[***]’’ to indicate where omissions have been made. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Business Travel Group, Inc.

	By:	/s/ Eric J. Bock
		Name:	Eric J. Bock
		Title:	Chief Legal Officer, Global Head of M&A and Corporate Secretary

Date: June 3, 2022